NOTE INDENTURE

made as of July 27, 2011

Between

GRYPHON GOLD CORPORATION

as issuer

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as trustee

Relating to the issuance of

10% Subordinate Secured Notes

Due July 28, 2012

SECTION 1	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Meaning of “outstanding” for Certain Purposes	13
	1.3	Interpretation Not Affected by Headings	14
	1.4	Extended Meanings	14
	1.5	Day Not a Business Day	15
	1.6	Currency	15
	1.7	Statutes	15
	1.8	Invalidity of Provisions	15
	1.9	Applicable Law	15

SECTION 2	THE SUBORDINATE SECURED NOTES		15

	2.1	Designation and Issuance of Subordinate Secured Notes	15
	2.2	Description of the Subordinate Secured Notes	16
	2.3	Form of Subordinate Secured Notes	16
	2.4	Subordinate Secured Notes to Rank Pari Passu	16
	2.5	No Book Entry	16
	2.6	Signatures on Subordinate Secured Notes	17
	2.7	Certification	17
	2.8	Concerning Interest	17
	2.9	Issue of Substitutional Subordinate Secured Notes	19
	2.10	Option of Holder as to Place of Payment	19
	2.11	Record of Payments	19
	2.12	Surrender for Cancellation	19
	2.13	Right to Receive Indenture	19

SECTION 3	REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF SUBORDINATE SECURED NOTES		20

	3.1	Registers	20
	3.2	Transfer of Subordinate Secured Notes	20
	3.3	Restrictions on Transfer of Subordinate Secured Notes	21
	3.4	Transferee Entitled to Registration	21
	3.5	Closing of Register; Recording of Certain Transfers	21
	3.6	Exchange of Subordinate Secured Notes	21
	3.7	Ownership and Entitlement to Payment	22
	3.8	Evidence of Ownership	22
	3.9	No Notice of Trusts	22
	3.10	Charges for Transfer and Exchange	23
	3.11	Restrictions on Transfer of Subordinate Secured Notes Under U.S. Securities Law	23

SECTION 4	ISSUE AND DELIVERY OF SUBORDINATE SECURED NOTES		24

	4.1	Issuance of Subordinate Secured Notes	24
	4.2	No Subordinate Secured Notes to be Issued During Default	25

(continued)

(continued)

(continued)

NOTE INDENTURE

THIS INDENTURE is made as of July 27, 2011,

BETWEEN:

GRYPHON GOLD CORPORATION

a Nevada corporation
(the “Corporation”),
611 N. Nevada Street, Carson City, NV, 89703

and

COMPUTERSHARE TRUST COMPANY OF CANADA

a trust company existing under the laws of Canada,
(the “Trustee”)

RECITALS

A.	The Corporation is authorized and wishes to create and issue Subordinate Secured Notes in the manner provided in this Indenture (as hereinafter defined).

B.	All necessary resolutions of the Directors have been duly passed and other proceedings taken and conditions complied with to make this Indenture valid and binding on the Corporation.

C.	The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.

NOW THEREFORE THIS NOTE INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows.

SECTION 1	INTERPRETATION

1.1	Definitions

In this Indenture and in the Subordinate Secured Notes, unless there is something in the subject matter or context inconsistent therewith, the following expressions have the following meanings:

“Affiliate” has the meaning given thereto in the U.S. Securities Act.

“Affiliate Transaction” has the meaning ascribed to such term in Section 8.2(e).

“Agents” means Acumen Capital Finance Partners Limited and Roth Capital Partners, LLC, as agents.

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation.

“Authorized Investment” means a short term, interest-bearing or discount debt obligation assigned a rating not lower than R-1 (mid) by Dominion Bond Rating Service Limited (or equivalent rating by its successor) or an equivalent rating by Standard and Poor’s Corporation (or its successor).

“Board” means the board of directors of the Corporation.

“Borealis Indebtedness” means Indebtedness incurred by Borealis Mining Company, directly or by way of guarantee, indemnity or other similar arrangement, pursuant to which recourse of the creditor of such Indebtedness extends to the Borealis Mine Assets, whether such recourse is secured or unsecured.

“Borealis Mine” means the Borealis Mining Company gold and silver mine in Mineral County, Nevada.

“Borealis Mine Assets” means the Borealis Mining Company properties and assets comprising the Borealis Mine that relate directly to the operation of the Borealis Mine for the production of gold, copper and molybdenum, including but not limited to all NI 43-101 mineral reserves, plant, equipment and inventory of the Borealis Mine.

“Borealis Mining Company” means Borealis Mining Company, a wholly owned subsidiary of the Corporation, incorporated under the laws of Nevada, which holds a 100% interest in the Borealis Property.

“Borealis Mining Lease” means the Borealis Mining Lease, dated January 24, 1997, as amended, a Memorandum of which is recorded as Entry 115828 in Book 169 at page 489 in the official records of Mineral County, Nevada.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day when banking institutions in Vancouver, British Columbia or New York, New York are authorized or obligated by law or regulation to close.

“Capital Lease” means, with respect to a Person, a lease or other arrangement in respect of real or personal property that is required to be classified and accounted for as a capital lease on a balance sheet of the Person in accordance with GAAP.

“Capital Lease Obligation” means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease.

“Certified Resolution” means a copy of a resolution certified by a senior officer of the Corporation to have been duly passed by the Directors and to be in full force and effect on the date of such certification.

“Change of Control” means the occurrence of any of the following events:

(a)
there is a report filed with any securities commission or securities regulatory authority in the United States or Canada, disclosing that any acquiror, other than the Corporation, any Subsidiary of the Corporation or any employee benefit plan of either the Corporation or any Subsidiary of the Corporation, has acquired beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Exchange Act) of, or the power to exercise control or direction over, any voting or equity shares of the Corporation, that together with the voting or equity shares of the Corporation held by acquiror (which for greater certainty, excludes any securities exercisable or convertible into Voting Shares which have not been exercised or converted) would constitute Voting Shares of the Corporation representing more than 50% of the total voting power attached to all Voting Shares of the Corporation then outstanding; or

(b)
there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Corporation (1) in which the Corporation is not the continuing or surviving corporation or (2) pursuant to which any Voting Shares of the Corporation would be reclassified, changed or converted into or exchanged for cash, Securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Corporation in which the holders of the Voting Shares of the Corporation immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction.

(c)
there is consummated any sale of all or substantially all of the assets of the Corporation, other than a sale in which the holders of the Voting Shares of the Corporation immediately prior to the sale have, directly or indirectly, more than 50% of the Voting Shares of the entity or entities that acquire the assets from the Corporation.

“Closing Date” means July 27, 2011 or such other date as agreed to between the Corporation and the Agents.

“Contingent Liabilities” means with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or other, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any Person.  The amount of any contingent liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the contingent liability is related.

“Corporate Trust Office” means either of the principal trust offices of the Trustee at which, at any particular time, its corporate trust business relative to this Indenture is administered.  At the date hereof, the Corporate Trust Offices of the Trustee are located at 510 Burrard Street, 3rd Floor, Vancouver, B.C., V6C 3B9.

“Corporation” means Gryphon Gold Corporation, a Nevada corporation, and its successors and assigns.

“Corporation Counsel” means, at any time, legal counsel retained by the Corporation, and acceptable to the Trustee, acting reasonably.

“Corporation’s Auditors” means, at any time, a firm of chartered accountants duly appointed as auditors of the Corporation.

“Debenture and Warrant Purchase Agreement” means the debenture and warrant purchase agreement between the Corporation and any Purchaser under which such Purchaser purchased Subordinate Secured Notes.

“Deferred Purchase Price Obligation” means, with respect to a Person, an obligation issued, incurred or assumed by the Person in connection with the acquisition by the Person of an asset in respect of the deferred purchase price of the asset.

“deemed year” has the meaning ascribed to such term in Section 2.8.

“Directors” means the directors of the Corporation or, whenever duly empowered by a resolution of the directors of the Corporation in accordance with Applicable Law, a committee of the directors of the Corporation, and reference to action by the Directors means action by the directors of the Corporation or action by any such committee.

“Environmental Laws” means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other authorizations, as well as common law, civil and other jurisprudence or authority, in each case domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, directions, certificate, approval, consent, registration, licence or other authorization of any kind held or required to be held in connection with any Environmental Matters.

“Environmental Matters” means:

(a)
condition or substance, heat, energy, sound, vibration, radiation or odour that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and

(b)	any waste, toxic substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere.

“Event of Default” has the meaning ascribed to such term in Section 9.1.

“Extraordinary Resolution” has the meaning ascribed to such term in Section 11.13.

“Financial Instrument Obligations” means, with respect to any Person, obligations arising under:

(a)
interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding conventional floating rate indebtedness);

(b)
currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c)
any agreement for the making or taking of any commodity (including coal, natural gas, oil and electricity), swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms.

 “GAAP” means, as at any date of determination, accounting principles generally accepted as at such date in the jurisdiction in which the applicable Persons are reported (which as at the date of this Indenture is the United States for the Corporation).

“Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada, the United States or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, contractual obligation, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

 “Indebtedness” means, with respect to a Person, without duplication:

(a)
all obligations of the Person for borrowed money, including obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments;

(b)	all Financial Instrument Obligations of the Person;

(c)	all Deferred Purchase Price Obligations of the Person;

(d)	all Capital Lease Obligations and Purchase Money Obligations of the Person; and

(e)	all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in Subsections (a) to (d) above.

“Indenture Documents” means this Indenture, the Security Documents, the Note Certificate and any ancillary documents executed by the Corporation in connection therewith.

“Interest Payment Date” means a date on which interest is due and payable in accordance with the terms of the Subordinate Secured Notes.

“Lien” means any mortgage, charge, security interest, pledge, lien (statutory or otherwise) hypothec, tax lien, statutory lien, trust or deemed trust, adverse claim, construction lien materialman’s lien or charge or encumbrance of any kind whatsoever.

“Maturity Date” means, with respect to a Subordinate Secured Note, the date on which the principal of such Subordinate Secured Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

“MI 62-104” means Multilateral Instrument 62-104 - Take-Over Bids and Issuer Bids, dated February 1, 2008, and all successors or replacements thereof.

 “NI 43-101” means National Instrument 43-101 - Standards of Disclosure for Mineral Projects, dated December 30, 2005, and all successors or replacements thereof.

“Note Certificate” means a Subordinate Secured Note Certificate representing all or a portion of the aggregate principal amount of the Subordinate Secured Notes issued in the name of the Holder.

“Noteholder” or “Holder” means, at a particular time, a Person entered in the Register as a holder of one or more Subordinate Secured Notes outstanding at such time.

“Noteholders’ Request” means an instrument signed in one or more counterparts by Noteholders holding not less than 33-1/3% of the aggregate principal amount of the outstanding Subordinate Secured Notes requesting or directing the Trustee to take or refrain from taking the action or proceeding specified therein.

“NSR” means the net smelter royalty in the Borealis Mine payable to Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994, Hardrock Mining Company, and John W. Whitney pursuant to the Borealis Mining Lease.

“Obligations” means, without duplication, with respect to a Person, all items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of the Person and all Contingent Liabilities of the Person.

“Officer’s Certificate” means a certificate of the Corporation signed by one officer of the Corporation in his or her capacity as such officer and not in his or her personal capacity.

“Ordinary Resolution” has the meaning ascribed to such term in Section 11.12.

“Paying Agent” means a Person authorized by the Corporation to pay the principal amount or interest payable in respect of any Subordinate Secured Notes on behalf of the Corporation, and may include the Trustee.

“Permitted Affiliate Transaction” has the meaning ascribed to such term in Section 8.2(e).

“Permitted Borealis Indebtedness” means:

(a)	obligations in respect of the Subordinate Secured Notes, performance and surety bonds and completion guarantees provided by Borealis Mining Company in the ordinary course of business;

(b)	Purchase Money Obligations and Capital Lease Obligations of the Corporation or its Subsidiaries;

(c)	all Indebtedness under agreements related to the general development, construction and operation of the Borealis Mine;

(d)
all present and future Security Interests held as security for the payment or performance of any present or future debts, liabilities or obligations under any agreements, instruments, documents related or delivered or entered into in connection with a Senior Creditor Transaction as they may be entered into or otherwise, from time to time, be amended, supplemented or otherwise modified (including without limitation the registration of any security granted by Borealis Mining Company or the Corporation thereunder)

(e)
Indebtedness of the Corporation or any of its Subsidiaries which is at all times subordinate in priority of payment to the Obligations of the Corporation to the Noteholders under the Subordinate Secured Notes and this Indenture pursuant to a subordination agreement in form and substance acceptable to the Trustee;

(f)	inter-company Indebtedness as between the Corporation and any of its Subsidiaries;

(g)	Indebtedness of the Corporation or any of its Subsidiaries comprising Financial Instrument Obligations.

(h)	Indebtedness in respect of the NSR; and

(i)
Obligations or amounts owed to trade creditors, suppliers and service providers and accruals in relation thereto in the ordinary course of business, in each case due and payable or outstanding for less than 90 days.

“Permitted Encumbrances” means:

(a)	any Security Interest created pursuant to the Security Documents;

(b)
any Security Interest constituted by a Purchase Money Mortgage or Capital Lease or similar title retention with respect to, or any Security Interest over, goods acquired in the ordinary course of business of the Corporation or any of its Subsidiaries;

(c)
any Security Interest or deposit under workers’ compensation, social security or similar legislation or in connection with bids, tenders, leases, contracts or expropriation proceedings or to secure public or statutory obligations, surety and appeal bonds or costs of litigation where required by law;

(d)
any Security Interest or privilege imposed by law, such as builders’, mechanics’, materialman’s lien, carriers’, warehousemen’s and landlords’ liens and privileges evidencing obligations which are not yet due and payable or are not more than 30 days past due; or any Security Interest or privilege arising out of judgments or awards with respect to which, at the time an appeal or proceedings for review is being prosecuted and with respect to which it has secured a stay of execution pending such appeal or proceedings for review; or any Security Interest for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time in good faith; or any undetermined or inchoate Security Interest or privilege incidental to current operations that has not been filed pursuant to law against Borealis Mining Company or that relates to obligations not due or delinquent; or the deposit of cash or securities in connection with any Security Interest or privilege referred to in this Subsection (d);

(e)
any right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit held or acquired by Borealis Mining Company, or by any statutory provision, to terminate the lease, licence, franchise, grant or permit or to purchase assets used in connection therewith or to require annual or other periodic payments as a condition of the continuance thereof;

(f)
any Security Interest or right of distress reserved in or exercisable under any lease for rent to which the Corporation or any of its Subsidiaries is a party and for compliance with the terms of the lease;

(g)
any Security Interest created or assumed by the Corporation or any of its Subsidiaries in favour of a public utility or any municipality or governmental or other public authority when required by the utility, municipality or other authority;

(h)	all present and future Security Interests created in relation to the Subordinate Secured Notes;

(i)
all present and future Security Interests held as security for the payment or performance of any present or future debts, liabilities or obligations under any agreements, instruments, documents related or delivered or entered into in connection with a Senior Creditor Transaction permitted hereunder as they may be entered into or otherwise, from time to time, be amended, supplemented or otherwise modified (including without limitation the registration of any security granted by Borealis Mining Company or the Corporation thereunder);

(j)
all present and future Security Interests created or granted by the Corporation or any of its Subsidiaries that are at all times subordinate in priority of payment to the Obligations of the Corporation to the Noteholders under the Subordinate Secured Notes and this Indenture pursuant to a subordination agreement in form and substance acceptable to the Trustee based on the advice of Trustee Counsel;

(k)
any Security Interest created in relation to the shares of Borealis Mining Company for the benefit of the Corporation or to secure any obligations or Indebtedness as between any of the Corporation and its Subsidiaries, provided always that such Security Interest is subordinated in priority to the Security Interest securing the Subordinate Secured Note Indebtedness;

(l)	any reservations, limitations, provisos and conditions expressed in original grants from any Governmental Authority; and

(m)
any minor encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, or zoning or other restrictions applicable to Borealis Mining Company’s use of real property, that do not in the aggregate materially detract from the value of the property or materially impair its use in the operation of the business of Borealis Mining Company.

“Person” means an individual, corporation, body corporate, limited partnership, general partnership, joint stock company, association, joint venture, association, company, trust, bank, fund, Governmental Authority or other entity or organization, whether or not recognized as a legal entity.

“Privacy Laws” has the meaning ascribed to such term in Section 13.24.

“Purchase Money Mortgage” means, with respect to a Person, any Security Interest created or assumed by the Person to secure a Purchase Money Obligation provided that such Security Interest is limited to the asset financed by such Purchase Money Obligation and is created or assumed not later than three months after such Purchase Money Obligation is issued, incurred or assumed.

“Purchase Money Obligation” means, with respect to a Person, indebtedness of the Person issued, incurred or assumed to finance all or part of the cost of acquiring any asset for the Person, other than shares, bonds and other Securities, or constructing, installing or improving any real property or fixtures of the Person, provided that the indebtedness is issued, incurred or assumed within 12 months after such acquisition, construction, installation or improvement, and includes any extension, renewal or refunding of any such indebtedness so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.

“Purchase Notice” shall have the meaning ascribed to such term in Section 6.3.

“Qualifying Change of Control” means circumstances in which a Change of Control has occurred and either:

(a)
the debt rating of the acquiror of the Corporation, either before or after the Change of Control is lower than the Corporation’s debt rating (as such debt rating is determined based on debt ratings from recognized rating agencies, or if no such rating exists, as determined by an independent investment bank retained by the Corporation); or

(b)	more than 50% of the members of the Board are or will be control persons of the Corporation after the completion of the Change of Control.

“Qualifying Change of Control Notice” has the meaning ascribed to such term in Section 6.2.

“Qualifying Change of Control Purchase Date” means the date specified in a Purchase Notice as the date on which the purchase of Subordinate Secured Notes pursuant to a Change of Control will be completed and payment made.

“Qualifying Change of Control Purchase Price” has the meaning ascribed to such term in Section 6.1.

“Record Date” means the date for determining the Holders of Subordinate Secured Notes entitled to receive payment of interest on an Interest Payment Date, which date shall be the tenth Business Day prior to such Interest Payment Date or such other date as shall be specified in a Certified Resolution delivered to the Trustee.

“Register” has the meaning ascribed to such term in Section 3.1.

“Registrar” has the meaning ascribed to such term in Section 3.1.

"Rule 144" means Rule 144 promulgated under the U.S. Securities Act.

"Secured Assets" means the “Collateral” as defined in the Security Agreement.

“Securities” means stocks, shares, units, instalment receipts, voting trust certificates, bonds, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

“Security Agreement” means the security agreement in the form attached as Schedule “A” hereto, pursuant to which the Corporation shall grant to the Trustee for the benefit of the Noteholders a security interest in and to the property and assets of the Corporation, including a pledge of the common stock of Borealis Mining Company.

 “Security Documents” means the security documents consisting of the Security Agreement and any document that may be filed in connection with perfection of the Security Interest.

“Security Interest” means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothec, pledge, lien or other encumbrance on or interest in property or assets that secures the payment of Obligations.

“SEC” means the United States Securities and Exchange Commission.

 “Senior Creditor” means a holder of Senior Creditor Debt.

“Senior Creditor Debt” means any current or future commitment (contingent or otherwise) payable under any Senior Creditor Obligation.

“Senior Creditor Obligation” means any current or future commitment (contingent or otherwise) by any bank, lender, creditor or other Person that agrees or advances, lends, loans, extends credit to, or provides credit, monies or assets to the Corporation, Borealis Mining Company or any Subsidiary, secured by a Security Interest, in an aggregate amount of up to US$5 million thereunder, that (i) is solely for the purposes of mine construction, bonding, exploration expenditures, environmental, permitting, equipment purchases, or purchase money security interests and (ii) the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Corporation, Borealis Mining Company or any Subsidiary of the Corporation is a party, including any all indebtedness of such person for borrowed money, indebtedness evidenced by notes, bonds, debentures or other securities) that expressly provides that such Senior Creditor Obligation shall be “Senior Creditor Debt” for purposes of this Indenture.  No consent from the Agents or Noteholders shall be required in connection with the any Senior Creditor Obligation.  Trustee shall rely without further investigation on an officer’s certificate confirming that indebtedness is Senior Creditor Debt.

“Senior Creditor Subordination Agreement” means a subordination agreement and/or intercreditor agreement to subordinate the Subordinate Secured Note Indebtedness to Senior Creditor Debt in the form requested by the Corporation.

“Senior Creditor Transaction” means any transaction giving rise to a Senior Creditor Obligation.

“Stated Maturity” means the date fixed and specified in a Subordinate Secured Note as the date on which the principal of such Subordinate Secured Note is due and payable.

“Subordinate Secured Note Indebtedness” means all present and future debts, liabilities and obligations of the Corporation to the Noteholders under and in connection with this Indenture and the Subordinate Secured Notes, including all principal money owing on the Subordinate Secured Notes,  interest (including interest on overdue principal interest) and all fees paid and other money from time to time owing pursuant to the terms of this Indenture and on the Subordinate Secured Notes.

“Subordinate Secured Notes” means the 10% Subordinate Secured Notes of the Corporation issued or to be issued pursuant to this Indenture.

“Subsidiary” has the meaning given thereto in the U.S. Securities Act.

“Supplemental Indenture” means an indenture supplemental to this Indenture pursuant to which, among other things, the provisions of this Indenture may be amended.

“TSX” means the Toronto Stock Exchange.

“Trustee” means the Person named as the “Trustee” in this Indenture, until a successor of such Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall refer instead to such successor Trustee.

“Trustee Counsel” means, at any time, legal counsel retained by the Trustee, which may not be counsel to the Corporation.

“U.S. Private Placement Legend” means the legend set forth in Section 3.11(b), which is required to be placed on all Subordinate Secured Notes issued under this Indenture.

“U.S. Exchange Act” means the Securities Exchange Act of 1934, as amended.

"U.S. Securities Act" means the Securities Act of 1933, as amended.

“Voting Shares” means shares in the capital of a corporation having voting power under ordinary circumstances to vote in the election of directors of the corporation.

1.2	Meaning of “outstanding” for Certain Purposes

Every Subordinate Secured Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money for the payment thereof has been set aside pursuant to Section 10, provided that:

(a)
if a new Subordinate Secured Note has been issued in substitution for a Subordinate Secured Note that has been mutilated, lost, stolen or destroyed, only the new Subordinate Secured Note shall be counted for the purpose of determining the aggregate principal amount of Subordinate Secured Notes outstanding;

(b)	Subordinate Secured Notes that have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof; and

(c)
for the purpose of any provision of this Indenture entitling Holders of outstanding Subordinate Secured Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture or to constitute a quorum at any meeting of Noteholders, Subordinate Secured Notes owned directly or indirectly by the Corporation or any Affiliate of the Corporation shall be disregarded, provided that:

(i)
for the purpose of determining whether the Trustee shall be protected in acting and relying on any such vote, consent, requisition or other instrument or action or on the Noteholders present or represented at any meeting of Noteholders constituting a quorum, only the Subordinate Secured Notes which the Trustee knows are so owned shall be so disregarded; and

(ii)
Subordinate Secured Notes so owned that have been pledged in good faith other than to the Corporation or an Affiliate of the Corporation shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Corporation or any Affiliate of the Corporation.

1.3	Interpretation Not Affected by Headings

The division of this Indenture into Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4	Extended Meanings

In this Indenture, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to “Indenture”, “this Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Indenture, and not to any particular Section, Subsection, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Indenture; and the expressions “Section”, “Subsection”, “clause” and “Schedule” followed by a number, letter, or combination of numbers and letters refer to the specified Section, Subsection or clause of or Schedule to this Indenture.

1.5	Day Not a Business Day

If any day on which an amount is to be determined or an action is to be taken hereunder at a particular location is not a Business Day at such location, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day at such location.

1.6	Currency

Except as otherwise provided herein, all references in this Indenture to “CAD dollars” or “CAD$” are to lawful money of Canada.

1.7	Statutes

Each reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.8	Invalidity of Provisions

Each provision in this Indenture or in a Subordinate Secured Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.9	Applicable Law

This Indenture and the Subordinate Secured Notes shall be governed by and construed with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction and shall be treated in all respects as New York contracts.  Notwithstanding the foregoing, the performance or discharge by the Trustee of any of its rights, powers, duties or responsibilities under this Agreement and the Security Documents shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

SECTION 2	THE SUBORDINATE SECURED NOTES

2.1	Designation and Issuance of Subordinate Secured Notes

The Subordinate Secured Notes shall be designated as the “10% Subordinate Secured Notes due July 28, 2012”, shall be issued on the Closing Date in CAD$1,000 principal amount denominations or integral multiples thereof, and shall bear interest at 10% per annum, accruing from the Closing Date, payable quarterly in arrears, in equal instalments, on March 31, June 30, September 30 and December 31 of each year, with the first payment being made on September 30, 2011.

2.2	Description of the Subordinate Secured Notes

The aggregate principal amount of Subordinate Secured Notes that may be issued under this Indenture is limited to CAD$3,000,000.  The Subordinate Secured Notes shall be direct obligations of the Corporation dated July 27, 2011 (being their date of issue) and will become due and payable, together with all accrued interest and unpaid interest thereon, on July 28, 2012. The Subordinate Secured Notes shall be secured by a first charge on the Secured Assets, subject only to Permitted Encumbrances and Senior Creditor Obligations.  The Subordinate Secured Notes shall be subordinate to Senior Creditor Obligations and Senior Creditor Debt.

2.3	Form of Subordinate Secured Notes

The Subordinate Secured Notes shall be in the form attached hereto as Schedule 1.  The Subordinate Secured Notes may be engraved, lithographed, printed, mimeographed or typewritten, or partly in one form and partly in another, as the Corporation may determine, provided that if a Subordinate Secured Note is issued in mimeographed or typewritten form, the Corporation, on the demand of the Holder thereof, shall make available within a reasonable time after such demand, without expense to such Holder, an engraved, lithographed or printed Subordinate Secured Note in exchange therefor.

The Corporation in issuing the Subordinate Secured Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Subordinate Secured Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Subordinate Secured Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Corporation shall promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

2.4	Subordinate Secured Notes to Rank Pari Passu

The Subordinate Secured Notes shall be subordinate obligations of the Corporation and shall rank pari passu (equally and rateably with each other).

2.5	No Book Entry

Each Subordinate Secured Note shall be in fully registered form shall be issued to the beneficial owners of such Subordinate Secured Notes or their nominees.  Every Subordinate Secured Note authenticated and delivered upon registration of transfer of a Subordinate Secured Note, or in exchange for or in lieu of a Subordinate Secured Note or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Subordinate Secured Note in the name of the beneficial owners of such Subordinate Secured Notes or their nominees.

2.6	Signatures on Subordinate Secured Notes

All Subordinate Secured Notes shall be signed (either manually or by facsimile signature) by one or more of the following officers of the Corporation: the chairman of the Board, the vice-chairman of the Board, the chief executive officer, the president, a vice-president, the chief financial officer and the corporate secretary.  A facsimile signature on any Subordinate Secured Note shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature was reproduced, and each Subordinate Secured Note so signed shall be valid and binding upon the Corporation notwithstanding that the individual whose signature (either manual or facsimile) appears on a Subordinate Secured Note is not at the date of this Indenture or at the date of the Subordinate Secured Note or at the date of the certification and delivery thereof an officer of the Corporation.

2.7	Certification

No Subordinate Secured Note issued shall be obligatory or entitle the Holder thereof to the benefit thereof until a certificate thereon has been signed by or on behalf of the Trustee substantially in the form set out in the form of Subordinate Secured Note attached as Schedule 1 or in some other form acceptable to the Trustee.  Such certificate on any Subordinate Secured Note shall be conclusive evidence that such Subordinate Secured Note has been duly issued hereunder and is a valid obligation of the Corporation.

The certificate of the Trustee signed on a Subordinate Secured Note shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Subordinate Secured Note or its issuance, and the Trustee shall not be liable for the use made of such Subordinate Secured Note or the proceeds of issuance thereof.  The certificate of the Trustee signed on any Subordinate Secured Note shall, however, be a representation and warranty by the Trustee that such Subordinate Secured Note has been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.8	Concerning Interest

Each Subordinate Secured Note, whether issued originally or in exchange or in substitution for previously issued Subordinate Secured Notes, shall bear interest from and including the later of (i) its date of issue; and (ii) the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Subordinate Secured Notes.  Interest on the principal amount of each Subordinate Secured Note shall be payable quarterly in arrears in equal instalments on March 31, June 30, September 30 and December 31 (each an “Interest Payment Date” and, collectively, the “Interest Payment Dates”) of each year and shall be payable, commencing September 30, 2011, on each Interest Payment Date.  For greater certainty, the first interest payment on the Subordinate Secured Notes will be payable on September 30, 2011 in the amount of CAD$17.53 per CAD$1,000 principal amount of notes and will represent accrued interest payable from and including July 27, 2011 to but excluding September 30, 2011.  For greater certainty, in calculating interest under this Indenture or under a Subordinate Secured Note for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.

Interest shall be computed on the basis of a year of 365 days or 366 days in a leap year, as the case may be.  For any period that is not an equal quarterly payment, interest shall be calculated for the actual number of days in such period excluding the date of payment.

Wherever in this Indenture or a Subordinate Secured Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or such Subordinate Secured Note, and express mention of interest on amounts in default in any of the provisions of this Indenture shall not be construed as excluding such interest in those provisions of this Indenture in which such express mention is not made.

If the date for payment of any amount of principal and interest in respect of a Subordinate Secured Note is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holder of such Subordinate Secured Note shall not be entitled to any further interest or other payment in respect of the delay.

The Corporation shall pay the interest due upon the principal amount of a Subordinate Secured Note (except interest payable on maturity or redemption of such Subordinate Secured Note which, at the option of the Corporation, may be paid only upon presentation of such Subordinate Secured Note for payment) by forwarding or causing to be forwarded by same day delivery at least three (3) Business Days prior to the applicable Interest Payment Date, a cheque for such interest (less any tax required by law to be deducted or withheld) payable on the applicable Interest Payment Date to the Paying Agent to be sent to the Holder of such Subordinate Secured Note on the Record Date for such payment at the Holder’s address appearing on the Register unless otherwise directed in writing by such Holder or, in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the Register and negotiable at par at each of the places at which interest upon such Subordinate Secured Note is payable.  The forwarding of such cheque shall satisfy and discharge the liability for the interest on such Subordinate Secured Note to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation at any of the places at which such interest is payable. In the event of the non-receipt of such cheque by the applicable Noteholder or the loss, theft or destruction thereof, the Corporation or the Paying Agent, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Noteholder a replacement cheque for the amount of such cheque.  Notwithstanding the foregoing, the Corporation, at its option, may cause the amount payable in respect of interest to be paid to a Noteholder by wire transfer to an account maintained by such Noteholder or in any other manner reasonably acceptable to the Trustee.

If payment of interest is made by cheque, such cheque shall be forwarded at least two Business Days prior to the applicable Interest Payment Date, and if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date, provided the Trustee and the Paying Agent shall only forward such cheques upon receipt of the full amount of interest being paid in immediately available funds pursuant to Section 8.4.

2.9	Issue of Substitutional Subordinate Secured Notes

If any Subordinate Secured Note issued and certified hereunder becomes mutilated or is lost, destroyed or stolen, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a replacement Subordinate Secured Note of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subordinate Secured Note or in lieu of and in substitution for such lost, destroyed or stolen Subordinate Secured Note.  The substituted Subordinate Secured Note shall be in substantially the form of Subordinate Secured Note attached as Schedule 1 to this Indenture, shall be reasonably approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Subordinate Secured Notes.  The applicant for a replacement Subordinate Secured Note shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Subordinate Secured Note so lost, destroyed or stolen as shall be satisfactory to each of the Corporation and the Trustee in their discretion, and such applicant shall also furnish an indemnity and surety bond, in amount and form satisfactory to each of the Corporation and the Trustee in their discretion, and shall pay the reasonable charges and expenses of the Corporation and the Trustee in connection therewith.

2.10	Option of Holder as to Place of Payment

Except as herein otherwise provided, all amounts which at any time become payable on account of any Subordinate Secured Note or any interest thereon shall be payable at the option of the Holder at any of the places at which the principal and interest in respect of such Subordinate Secured Note are payable.

2.11	Record of Payments

The Trustee shall maintain accounts and records evidencing each payment of principal and interest on Subordinate Secured Notes, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

None of the Corporation, the Trustee, any other Registrar and any Paying Agent shall be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Subordinate Secured Note or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.12	Surrender for Cancellation

If the principal amount due upon any Subordinate Secured Note shall become payable before the Stated Maturity thereof, the Person presenting such Subordinate Secured Note for payment shall surrender the same for cancellation to the Corporate Trust Office and the Corporation shall pay or cause to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date).

2.13	Right to Receive Indenture

Each Noteholder is entitled to receive from the Corporation a copy of this Indenture on written request and upon payment of a reasonable copying charge.

SECTION 3	REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF SUBORDINATE SECURED NOTES

3.1	Registers

The Corporation shall cause to be kept at the Corporate Trust Office, or at such other place and by such other Person as shall be agreed by the Corporation and the Trustee, a central register (the “Register”) (the Trustee being hereinafter also referred to as the “Registrar”) in which shall be entered the names and last known addresses of Holders of Subordinate Secured Notes and the other particulars, as prescribed by law, of the Subordinate Secured Notes held by each of them and of all transfers of such Subordinate Secured Notes.  Such registration shall be noted on such Subordinate Secured Notes by the Registrar.  The Registrar from time to time shall, when requested in writing so to do by the Corporation, furnish the Corporation with a list of the names and last known addresses of the Holders of Subordinate Secured Notes entered on the Register, showing the principal amount and serial numbers of the Subordinate Secured Notes held by each of them.

The Register shall at all reasonable times and upon prior written request be open for inspection by the Corporation, the Trustee and any Noteholder.

3.2	Transfer of Subordinate Secured Notes

A Holder of a Subordinate Secured Note may at any time and from time to time, subject to Section 3.5, have such Subordinate Secured Note transferred at the place at which the Register is kept pursuant to the provisions of Section 3.1.

No transfer of a Subordinate Secured Note shall be effective as against the Corporation unless:

(a)
such transfer is made by the Holder of the Subordinate Secured Note or the executor, administrator or other legal representative of, or any attorney for, the Holder, duly appointed by an instrument in form and execution satisfactory to the Registrar, upon surrender to the Registrar of the Subordinate Secured Note and a duly executed form of transfer;

(b)	such transfer is made in compliance with Applicable Law;

(c)	such transfer is made in compliance with requirements as the Registrar may prescribe;

(d)	such transfer has been noted on the Register by the Registrar; and

(e)	such transfer is made in compliance with Section 3.3 and 3.11.

3.3	Restrictions on Transfer of Subordinate Secured Notes

Notwithstanding any other provision of this Indenture, a Subordinate Secured Note registered in the name of a Noteholder or a nominee of the Noteholder may not be transferred except in the following circumstances:

(a)
such Subordinate Secured Note may be transferred at any time after the Noteholder has notified the Corporation and the Corporation determines that the Subordinate Secured Note may be transferred pursuant to exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws; and

(b)
such Subordinate Secured Note may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Subordinate Secured Notes, provided that at the time of such transfer such Event of Default has not been waived in accordance with the provisions of this Indenture.

3.4	Transferee Entitled to Registration

The registered transferee of a Subordinate Secured Note shall be entitled, after the appropriate form of transfer is lodged with the Registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on the Register as the Holder of such Subordinate Secured Note free from all equities or rights of setoff or counterclaim between the Corporation and the transferor or any previous Holder of such Subordinate Secured Note, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.5	Closing of Register; Recording of Certain Transfers

The Corporation shall not have the power to close the Register.

Neither the Corporation nor the Registrar shall be required to effect transfers or exchanges of Subordinate Secured Notes on any Interest Payment Date or during the 10 preceding Business Days, provided that such transfer restriction shall not affect the ability of the Noteholders to sell, transfer or assign the Subordinate Secured Notes pursuant to exemptions from the registration requirement of the U.S. Securities Act and applicable state securities laws.

3.6	Exchange of Subordinate Secured Notes

Subject to Section 3.5, Subordinate Secured Notes in any authorized form or denomination may be exchanged upon reasonable notice for Subordinate Secured Notes in any other authorized form or denomination, any such exchange to be for an equivalent aggregate principal amount of Subordinate Secured Notes, carrying the same rate of interest and having the same Maturity Date pursuant to exemptions from the registration requirement of the U.S. Securities Act and applicable securities laws.

Subordinate Secured Notes may be exchanged at the Corporate Trust Office or at such other place or places as may be specified in the Subordinate Secured Notes and at such other place or places as may from time to time be designated by the Corporation pursuant to Section 8.3.  Any Subordinate Secured Notes tendered for exchange shall be surrendered to the Trustee.  The Corporation shall execute and the Trustee shall certify all Subordinate Secured Notes necessary to carry out such exchanges.  All Subordinate Secured Notes surrendered for exchange shall be cancelled.

3.7	Ownership and Entitlement to Payment

The Person in whose name a Subordinate Secured Note is registered shall be deemed to be the beneficial owner thereof for all purposes of this Indenture and payment of or on account of the principal  and interest on such Subordinate Secured Note shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustee, any other Registrar and any Paying Agent for the amount so paid.

If a Subordinate Secured Note is registered in the name of more than one Person, the principal interest from time to time payable in respect thereof may be paid to the order of all such Persons and each such payment shall be a good and sufficient discharge to the Corporation, the Trustee, any other Registrar and any Paying Agent for the amount so paid.

The Holder for the time being of a Subordinate Secured Note shall be entitled to the principal interest evidenced by such Subordinate Secured Note, free from all equities or rights of setoff or counterclaim between the Corporation and the original or any intermediate Holder thereof except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.  The receipt by any such Holder of any such principal or interest shall be a good and sufficient discharge to the Corporation, the Trustee, any other Registrar and any Paying Agent for the amount so paid, and none of the Corporation, the Trustee, any other Registrar and any Paying Agent shall be bound to inquire into the title of any such Holder.

3.8	Evidence of Ownership

The Corporation and the Trustee may treat the Holder of a Subordinate Secured Note as the beneficial owner thereof without actual production of such Subordinate Secured Note for the purpose of any Noteholders’ Request, requisition, direction, consent, instrument or other document to be made, signed or given by the Holder of such Subordinate Secured Note.

3.9	No Notice of Trusts

Neither the Corporation nor the Trustee nor any other Registrar nor any Paying Agent shall be bound to take notice of or see to the performance or observance of any duty owed to a third Person (whether under a trust, express, implied, resulting or constructive, in respect of any Subordinate Secured Note or otherwise) by the beneficial owner or the Holder of a Subordinate Secured Note or any Person whom the Corporation or the Trustee treats, as permitted or required by law, as the beneficial owner or the Holder of such Subordinate Secured Note, and the Corporation, the Trustee or any other Registrar may transfer any Subordinate Secured Note on the direction of the Person so treated or registered as the Holder thereof, whether named as trustee or otherwise, as though that Person was the beneficial owner of such Subordinate Secured Note.

3.10	Charges for Transfer and Exchange

For each Subordinate Secured Note exchanged or transferred, the Trustee or other Registrar, except as otherwise herein provided, may charge a reasonable amount for its services and in addition may charge a reasonable amount for each new Subordinate Secured Note issued (such amounts to be agreed upon by the Trustee or other Registrar and the Corporation from time to time), and payment of such charges and reimbursement of the Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the Person requesting such exchange or transfer as a condition precedent thereto.

(a)
Notwithstanding the foregoing, no charge (except a charge to reimburse the Trustee or other Registrar for any stamp taxes or governmental or other charges) shall be made to a Noteholder for any exchange or transfer of Subordinate Secured Notes applied for within a period of 45 days from the date of the first delivery of Subordinate Secured Notes.

3.11	Restrictions on Transfer of Subordinate Secured Notes Under U.S. Securities Law

(a)
The Subordinate Secured Notes have not been and will not be registered under the U.S. Securities Act or under any applicable securities laws of any state of the United States.  The Subordinate Secured Notes are “restricted securities” (as defined in Rule 144(a)(3) under the U.S. Securities Act) and may be offered, sold, pledged or otherwise transferred, directly or indirectly, only pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act, and, in each case, in accordance with applicable state securities laws and, if requested by the Corporation or the Trustee, the Holder furnishes to the Corporation and Trustee an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and Trustee to such effect.

(b)
Each Subordinate Secured Note shall bear the following legend (the “U.S. Private Placement Legend”) until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY OR TRUSTEE, THE SELLER FURNISHES TO THE COMPANY AND TRUSTEE AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND TRUSTEE TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE CLOSING DATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

provided, that if any such Subordinate Secured Notes are being sold in compliance with the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder and in compliance with applicable state securities laws and regulations, if requested by the Corporation or the Trustee, the legend may be removed by delivery to the Trustee and the Corporation of an opinion of counsel of recognized standing or other evidence of exemption, in form and substance reasonably satisfactory to the Corporation and Trustee, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws. If a Subordinate Secured Note is tendered for transfer and bears the legend set forth above, the Registrar shall not register such transfer without the prior written consent of the Corporation, and if requested by the Corporation or the Trustee, an opinion of counsel of recognized standing or other evidence of exemption, in form and substance reasonably satisfactory to the Corporation and the Trustee.

SECTION 4	ISSUE AND DELIVERY OF SUBORDINATE SECURED NOTES

4.1	Issuance of Subordinate Secured Notes

The Corporation may issue, and the Trustee shall certify and deliver to or to the order of the Corporation, Subordinate Secured Notes issuable under this Indenture, but only upon receipt by the Trustee of the following on the Closing Date:

(a)	a Certified Resolution authorizing the issuance and requesting the certification and delivery of a specified principal amount of the Subordinate Secured Notes;

(b)
an Officer's Certificate stating that no default exists in respect of any of the covenants, agreements or provisions of this Indenture or, if any such default exists, specifying the nature thereof and the action, if any, being taken by the Corporation to remedy such default;

(c)	an order of the Corporation for the certification and delivery of such Subordinate Secured Notes specifying the principal amount requested to be certified and delivered; and

(d)	an opinion of Corporation Counsel to the effect that all legal requirements in respect of the proposed issue of such Subordinate Secured Notes have been satisfied.

4.2	No Subordinate Secured Notes to be Issued During Default

No Subordinate Secured Notes shall be certified and delivered hereunder if, at the time of such certification and delivery, the Corporation, to the knowledge of the Trustee, is in default hereunder, or would immediately after such issuance be in default hereunder, provided that in each case the Trustee may certify and deliver Subordinate Secured Notes notwithstanding such knowledge if the Trustee shall be satisfied, relying on the advice or opinion of Trustee Counsel or other appropriately qualified experts that such default is not material and that the Corporation is taking appropriate action to remedy such default.

SECTION 5	REDEMPTION AND PURCHASE OF SUBORDINATE SECURED NOTES

5.1	General

The Corporation shall not have the option to redeem the Subordinate Secured Notes.

5.2	Redemption on Change of Control

If Holders holding 90% or more of principal amount of outstanding Subordinate Secured Notes exercise a Qualifying Change of Control Purchase, the Corporation will be required to redeem all remaining Subordinate Secured Notes for cash in CDN$ at the Qualifying Change of Control Purchase Price.  In the event that the Corporation is required to redeem the Subordinate Secured Notes further to a Change of Control, it shall redeem, and the Noteholders shall offer to sell, all of the issued and outstanding Subordinate Secured Notes in accordance with the procedure set out in this section 6 mutatis mutandis.

5.3	Purchase of Subordinate Secured Notes

The Corporation may, at any time when it is not in default hereunder, purchase all or any of the Subordinate Secured Notes in the open market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange), by tender or by private contract, at any price, in compliance with any applicable securities regulations and stock exchange rules.  All Subordinate Secured Notes so purchased shall forthwith be delivered to the Trustee and shall be cancelled by it and, subject to the following paragraph of this Section 5.3, no Subordinate Secured Notes shall be issued in substitution therefor.

If upon an invitation for tenders, more Subordinate Secured Notes are tendered at the same lowest price than the Corporation is prepared to accept, the Subordinate Secured Notes to be purchased by the Corporation shall be selected by the Trustee, in such manner (which may include selection on a pro rata basis, random selection by computer or any other method) as the Trustee deems equitable and expedient, from the Subordinate Secured Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Subordinate Secured Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that, as a result thereof, one or more of such Subordinate Secured Notes become subject to purchase in part only.  The Holder of a Subordinate Secured Note of which a part only is purchased, upon surrender of such Subordinate Secured Note for payment, shall be entitled to receive, without expense to such Holder, one or more new Subordinate Secured Notes for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Subordinate Secured Note or Subordinate Secured Notes upon receipt of the Subordinate Secured Note so surrendered.

5.4	Cancellation of Subordinate Secured Notes

Subject to the provisions of Sections 5.2 and 5.3 as to Subordinate Secured Notes purchased in part, all Subordinate Secured Notes redeemed or purchased in whole or in part by the Corporation shall not be reissued or resold and shall be forthwith delivered to and cancelled by the Trustee, and no Subordinate Secured Notes shall be issued in substitution therefor.

SECTION 6	QUALIFYING CHANGE OF CONTROL PURCHASES

6.1	Qualifying Change of Control Purchase

If a Qualifying Change of Control occurs, the Corporation shall make an offer to redeem the Subordinate Secured Notes for cash in CDN$ at a price equal to 110% of the principal amount of the Subordinate Secured Notes plus accrued and unpaid interest to but excluding the Qualifying Change of Control Purchase Date (“Qualifying Change of Control Purchase Price”) in accordance with the procedures set out in this Section 6.

6.2	Qualifying Change of Control Notice

Within 20 Business Days after the occurrence of a Qualifying Change of Control:

(a)	the Corporation shall deliver a written notice of Qualifying Change of Control (the “Qualifying Change of Control Notice”) to the Trustee; and

(b)
following receipt by the Trustee of the Qualifying Change of Control Notice, the Trustee shall mail a copy of the Qualifying Change of Control Notice to each Holder in accordance with the provisions of Section 12.2.

The Trustee shall be under no obligation to ascertain the occurrence of a Qualifying Change of Control or to give notice with respect thereto other than as provided above upon receipt of the Qualifying Change of Control Notice.  The Trustee may conclusively assume, in the absence of written notice to the contrary from the Corporation, that no Qualifying Change of Control has occurred.

The Qualifying Change of Control Notice shall state, among other things the date of the Qualifying Change of Control and, describe briefly the events causing the Qualifying Change of Control.  The Trustee shall rely on the Qualifying Change on Control Notice and Purchase Notice without further investigation.

6.3	Purchase Notice

The Qualifying Change of Control Notice shall be accompanied by a written notice (the “Purchase Notice”) offering to purchase all of the Holder’s Subordinate Secured Notes at any time prior to the close of business on the Qualifying Change of Control Purchase Date, which Purchase Notice shall state, among other things:

(a)
the date and time by which the Purchase Notice must be completed and returned by the Holder (to be 5 Business Days before the Qualifying Change of Control Purchase Date) if such offer is acceptable to the Holder;

(b)	the Qualifying Change of Control Purchase Date (which date shall be within 30 days following the completion of the Change of Control);

(c)	the Qualifying Change of Control Purchase Price;

(d)	the name and address of the Trustee;

(e)	that the Subordinate Secured Notes must be surrendered to the Trustee at Corporate Trust Office to collect payment;

(f)
that the Qualifying Change of Control Purchase Price for the Subordinate Secured Notes as to which a Purchase Notice has been duly given and not withdrawn, together with accrued and unpaid interest thereon, will be paid promptly on the Qualifying Change of Control Purchase Date subject to surrender of the Subordinate Secured Notes as described in Subsection (e);

(g)	the procedures that the Holder must follow to exercise rights under Section 6 and a brief description of those rights;

(h)
that any Holder delivering to the Trustee a signed Purchase Notice shall have the right to withdraw that Purchase Notice at any time prior to the close of business on the date that is at least 5 Business Days prior to the Qualifying Change of Control Purchase Date by delivery of a written notice of withdrawal to the Trustee in accordance with Section 6.6;

(i)
that interest on those Subordinate Secured Notes in respect of which a Purchase Notice has been given and not withdrawn shall cease to accrue from and after the Qualifying Change of Control Purchase Date; and

(j)	that the Subordinate Secured Notes shall be purchased on the Qualifying Change of Control Purchase Date pursuant to the applicable provisions of this Indenture.

6.4	Procedures for Exercising Qualifying Change of Control Purchase

A Holder may exercise its rights specified in Section 6.3 upon delivery to the Trustee of a signed Purchase Notice at any time prior to the date specified in Section 6.3(a) that includes the following information:

(a)	the certificate numbers of the Subordinate Secured Notes that the Holder will deliver together with the Note Certificates to be purchased; and

(b)	the principal amount of the Subordinate Secured Notes that the Holder will deliver to be purchased, which amount must be CAD$1,000 or an integral multiple thereof.

The delivery of such Subordinate Secured Notes (together with all necessary endorsements as set out in Section 6.9) to the Trustee prior to, on or after the Qualifying Change of Control Purchase Date shall be a condition to the receipt by the Holder of the Qualifying Change of Control Purchase Price therefor; provided that such Qualifying Change of Control Purchase Price shall be paid only if the Subordinate Secured Notes so delivered to the Trustee conform in all respects to the description thereof set forth in the related Purchase Notice.

6.5	Consummation of Purchase

Upon receipt by the Trustee of a Purchase Notice, the Holder of the Subordinate Secured Notes in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn in accordance with Section 6.6) thereafter be entitled to receive solely the Qualifying Change of Control Purchase Price. The Qualifying Change of Control Purchase Price shall be paid to such Holder on the Qualifying Change of Control Purchase Date (provided the conditions in Section 6.4 have been satisfied).

6.6	Withdrawal of Purchase Notice

A Purchase Notice may be withdrawn at any time prior to the close of business on the date that is at least 5 Business Days before the Qualifying Change of Control Purchase Date, by means of a written notice of withdrawal delivered by the Holder to the Trustee specifying:

(a)	the certificate number of the Subordinate Secured Notes in respect of which such notice of withdrawal is being submitted;

(b)	the principal amount of the Subordinate Secured Notes (which shall be CAD$1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted; and

(c)	the principal amount of the Subordinate Secured Notes, if any, to remain subject to the original Purchase Notice, which amount must be CAD$1,000 or an integral multiple thereof.

The Trustee shall promptly return to the respective Holders thereof any Subordinate Secured Notes with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture.

6.7	Notification by Trustee

The Trustee shall promptly notify the Corporation of the receipt of any Purchase Notice and of any written notice of withdrawal thereof.

6.8	Deposit of Qualifying Change of Control Purchase Price

No later than 12 p.m., Vancouver, British Columbia time, on the Business Day prior to the Qualifying Change of Control Purchase Date, the Corporation shall deposit with the Trustee by wire transfer an amount of cash sufficient to pay the aggregate Qualifying Change of Control Purchase Price of all the Subordinate Secured Notes or portions thereof that are to be purchased as of the Qualifying Change of Control Purchase Date, together with accrued and unpaid interest thereon.

6.9	Subordinate Secured Notes Purchased

Any Subordinate Secured Notes that are to be purchased shall be surrendered to the Trustee at the Corporate Trust Office (with due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing).

6.10	Covenant to Comply with Securities Laws

In connection with any offer to purchase or purchase of Subordinate Secured Notes under this Section 6 the Corporation shall comply with all applicable Canadian federal and provincial securities laws, all applicable U.S. securities laws, and any requirements of any stock exchange on which the Subordinate Secured Notes are then listed, so as to permit the rights and obligations under this Section 6 to be exercised to the greatest extent practicable in the time and in the manner specified in this Section 6.

SECTION 7	WITHHOLDING TAXES

All payments made by the Corporation with respect to the Subordinate Secured Notes shall be made free and clear of and without deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge imposed or levied by or on behalf of the Government of Canada or the United States, as well as any other government or authority, province, state or territory thereof or by any authority or agency therein or thereof as well as any other government or authority having power to tax a Noteholder, unless the Corporation is required to withhold or deduct taxes by law or by the interpretation or administration thereof. If the Corporation is required by such laws or by the interpretation or administration thereof to withhold or deduct any amount from any payment with respect to the Subordinate Secured Notes (including without limitation, any payments for principal, interest, capitalized interest) for or on account of any taxes, the Corporation shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with Applicable Law.

The Corporation will furnish to the Holders of the Subordinate Secured Notes, within 30 days after the date that the payment of any taxes is due pursuant to Applicable Law, copies of receipts evidencing such payment by the Corporation.

SECTION 8	COVENANTS OF THE CORPORATION

8.1	Positive Covenants in respect of the Corporation and Borealis Mining Company

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Noteholders that the Corporation will:

(a)
duly and punctually pay or cause to be paid to each Holder of Subordinate Secured Notes the principal thereof, interest accrued thereon, in each case payable thereon on the dates, at the places, in the currency, and in the manner specified herein or as otherwise provided in such Subordinate Secured Notes;

(b)	use the net proceeds received by the Corporation from the issuance of the Subordinate Secured Notes solely:

(i)	to finance the development and construction of the Borealis Mine; and

(ii)	for other general corporate purposes and general working capital of the Corporation and its Subsidiaries;

(c)
subject to the express provisions hereof, so long as any of the Subordinate Secured Notes are outstanding, carry on and conduct or shall cause to be carried on and conducted its business and the business of  Borealis Mining Company in a reasonably proper and efficient manner and shall keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all its dealings and transactions in relation to its business and the business of Borealis Mining Company all in accordance with GAAP for itself and Borealis Mining Company and Borealis Mining Company shall continue to be a direct or indirect wholly-owned subsidiary of the Corporation;

(d)
so long as any Subordinate Secured Notes are outstanding, furnish to the Trustee a copy of the consolidated financial statements, whether annual or interim, of the Corporation and any report of the Corporation’s Auditors thereon at substantially the same time as such financial statements are filed with securities regulatory authorities. Upon receipt of financial statements required to be delivered to the Trustee, the Trustee shall,  while such statements are current, maintain custody of same and make same available for inspection by holders on their reasonable request.  No obligation shall rest with the Trustee to analyze such statements, or evaluate the performance of the Company as indicated therein, in any manner whatsoever;

(e)
subject to the express provisions hereof, so long as any of the Subordinate Secured Notes are outstanding, and will cause Borealis Mining Company to, at all times maintain its respective corporate existence, carry on and conduct its respective business in a reasonably proper, efficient and businesslike manner and in accordance with good business practice and diligently maintain, use and operate its respective properties so as to preserve and protect the earnings, incomes, rents, issues and profits thereof; and

(f)
and will cause Borealis Mining Company to, from time to time pay or cause to be paid all taxes, rates, levies, assessments (ordinary or extraordinary), government fees or dues lawfully levied, assessed or imposed upon or in respect of its respective property or any part thereof or upon its income and profits as and when the same become due and payable and to withhold and remit any amounts required to be withheld by it from payments due to others and remit the same to any government or agency thereof, and it shall exhibit or cause to be exhibited to the Holder or Trustee, when requested, the receipts and vouchers establishing such payment and shall duly observe and conform to all applicable requirements of any Governmental Authority relative to any of the property or rights of the Corporation and of Borealis Mining Company and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that the Borealis Mining Company shall have the right to contest in good faith and diligently by legal proceedings any such taxes, rates, levies, assessments, government fees or dues, and during such contest, may deliver or defer payment or discharge thereof.

8.2	Restrictive Covenants in respect of the Corporation and Borealis Mining Company

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Noteholders that it will not:

(a)	and will not permit Borealis Mining Company to, create, incur, assume or suffer to exist any Lien, other than Permitted Encumbrances;

(b)
and will not permit  Borealis Mining Company to, directly or indirectly issue, incur, assume or otherwise become liable for or in respect of any Indebtedness, other than Permitted Borealis Indebtedness;

(c)	convey, sell, lease, assign, transfer or otherwise dispose of any Secured Assets other than granting of liens consisting of the Permitted Encumbrances;

(d)
permit  Borealis Mining Company to, convey, sell, lease, assign, transfer or otherwise dispose of any of the Borealis Mine Assets, except as provided in Subsection (e), and except that Borealis Mining Company may:

(i)	sell, transfer or otherwise dispose of equipment that is no longer used or useful or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

(ii)	factor, sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(iii)	enter into sale/lease back arrangements in respect of mining equipment comprising Borealis Mine Assets; and

(iv)	enter into hedging facilities using unsecured options or other Financial Instrument Obligations;

(e)
make or permit Borealis Mining Company to make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of any Affiliate of the Corporation or Borealis Mining Company (each, an “Affiliate Transaction”) other than:

(i)
an Affiliate Transaction (a “Permitted Affiliate Transaction”) which is not material to the Corporation on a consolidated basis and the Corporation pledges to the Trustee for the benefit of the Noteholders all of the outstanding voting securities of any new Subsidiary which holds all or part of the Borealis Mine Assets, with such new Subsidiary securities becoming part of the Secured Assets hereunder;

(ii)	a Senior Creditor Transaction; and

(iii)
nothing in this Indenture shall restrict or prevent any of the Corporation or Borealis Mining Company from incorporating, financing or otherwise dealing with any new Subsidiary, provided always that any such incorporation, financing or other dealings do not result in the creation of any Lien over, or Indebtedness with recourse to, the Borealis Mine Assets and provided that any transfer of the Borealis Mine Assets to a new Subsidiary meets the requirements of a Permitted Affiliate Transaction;

(f)	permit Borealis Mining Company to declare or pay any dividend or make any distribution or payment of any kind;

(g)
permit  Borealis Mining Company to issue, purchase, redeem or otherwise acquire for cash or retire for value any shares of capital stock or any warrants, rights or options to purchase or acquire shares of capital stock;

(h)	permit Borealis Mining Company to enter into any agreement restricting the right of Borealis Mining Company to declare or pay any dividend or make any distribution or payment of any kind; or

(i)
permit  Borealis Mining Company to, make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Borealis Indebtedness other than Permitted Borealis Indebtedness, that is not subordinated to the Notes;

except to the extent in the case of Subsections (e), (f), (g) and (i) above, that such declaration, dividend, distribution, payment, purchase, redemption, acquisition, retirement, defeasance, prepayment or decrease is used by the Corporation to repay or purchase the Subordinate Secured Note Indebtedness.

8.3	Maintenance of Offices or Agencies

The Corporation shall maintain, in Vancouver, an office or agency where Subordinate Secured Notes may be presented or surrendered for payment, where Subordinate Secured Notes may be surrendered for registration of transfer or exchange.  The Corporate Trust Office shall be such office or agency of the Corporation, unless the Corporation shall designate and maintain some other office or agency for one or more of such purposes.  The Corporation shall give prompt notice to the Trustee of any change in the location of any such office or agency. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, and surrenders may be made or served at the Corporate Trust Office, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Corporation may from time to time designate one or more other offices or agencies (in or outside of Vancouver), with approval of the Trustee, where the Subordinate Secured Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in Vancouver for such purposes.  The Corporation will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

8.4	Money for Payments to Be Held in Trust

If the Corporation shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal and interest on any of the Subordinate Secured Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal  and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure to so act.

Whenever the Corporation shall have one or more Paying Agents for the Subordinate Secured Notes, it shall, no later than 3 Business Days on or before each due date of the principal of,  and interest on, any Subordinate Secured Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest and (unless such Paying Agent is the Trustee) the Corporation shall promptly notify the Trustee of such action or any failure so to act.

The Corporation shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:

(a)
hold all sums held by it for the payment of the principal  and interest on Subordinate Secured Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)	give the Trustee notice of any default by the Corporation (or any other obligor upon the Subordinate Secured Notes) in the making of any payment of principal interest; and

(c)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an order of the Corporation direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal interest on any Subordinate Secured Note and remaining unclaimed for six years after such principal interest has become due and payable shall be paid, on written request of the Corporation, to the Corporation, or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Subordinate Secured Note shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease.

8.5	Trustee’s Remuneration and Expenses

The Corporation shall pay the Trustee reasonable remuneration for its services as trustee hereunder and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of Trustee Counsel and all other advisers and assistants not regularly in its employ who have been retained by the Trustee) both before any default hereunder and thereafter until all the duties of the Trustee shall be firmly and fully performed, except any such expense, disbursement or advance as may arise from gross negligence of wilfull misconduct.  Any amount due under this Section 8.5 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at a rate per annum equal to the then current rate charged by the Trustee from time to time, payable on demand.  After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to any payment of the principal of, or interest on, the Subordinate Secured Notes.  Such remuneration shall continue to be payable until the trusts hereof shall be finally wound up, whether or not the trusts of this Indenture shall be in course of administration by or under the direction of a court.

8.6	Not to Extend Time for Payment of Interest

Subject to the provisions of Section 11.11 or 11.12, in order to prevent any accumulation after maturity of unpaid interest, the Corporation shall not directly or indirectly extend or assent to the extension of time for payment of interest upon any Subordinate Secured Notes or directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding interest on the Subordinate Secured Notes or in any other manner.

If the time for the payment of any interest shall be so extended, whether or not such extension is by or with the consent of the Corporation, notwithstanding anything herein or in the Subordinate Secured Notes contained, such interest shall not be entitled in case of default hereunder to the benefit of this Indenture until such time as payment in full has been made of the principal of all the Subordinate Secured Notes and of all interest on such Subordinate Secured Notes the payment of which has not been so extended.

8.7	Examination and Audit

The Corporation shall annually, within 90 days (or such other period prescribed by Applicable Laws) after the end of its fiscal year, have an audit of the Corporation's consolidated financial statements made by the Corporation’s Auditors.

8.8	No Change of Domicile

The Corporation shall not, directly or indirectly through a Subsidiary, enter into a transaction or series of transactions, other than a transaction or series of transactions involving a Change of Control, in which all or substantially all of the undertaking, property and assets of the Corporation and its Subsidiaries would become the property of any other Person, whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, lease or otherwise, unless the Corporation will be the continuing corporation or:

(a)
the Person is a corporation organized and existing under the laws of Canada or a province or territory thereof or of the United States of America or a state thereof or of the District of Columbia  and expressly assumes, by a Supplemental Indenture satisfactory in form to the Trustee and Trustee Counsel and executed and delivered to the Trustee, all the covenants and obligations of the Corporation under this Indenture and all Subordinate Secured Notes; the Corporation’s counsel shall provide a legal opinion that effect;

(b)
at the time of and after giving effect to the reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, lease or other transaction, no Event of Default or event that, with the passing of time or the giving of notice or both, would constitute an Event of Default has occurred and is continuing;

(c)	the Corporation shall have delivered to the Trustee an Officer’s Certificate stating that the conditions precedent in this Section 8.8 have been satisfied; and

(d)
neither the Corporation nor the Person, either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto, or immediately after compliance by the Person with the provisions of Section 8.8(a), will be insolvent or generally fail to meet, or admit in writing its inability or unwillingness to meet, its obligations as they generally become due.

Whenever the conditions of this Section 8.8 have been duly observed and performed, the Person shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture, in the name of the Corporation or otherwise, and any act or proceeding required by any provision of this Indenture to be done or performed by any Directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of the Person.

8.9	Trustee May Perform Covenants

If the Corporation fails to perform any covenant on its part herein contained, the Trustee may perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, the Trustee may make such payment or expenditure with its own funds or with money borrowed by or advanced to it for such purpose, but shall be under no obligation to do so.  All sums so expended or advanced shall be repayable by the Corporation in the manner provided in Section 8.5, but no such performance or payment shall be deemed to relieve the Corporation from any default or continuing obligation hereunder.

Trustee may execute and deliver any Senior Creditor Subordination Agreement in connection with any Senior Creditor Obligation to subordinate the Subordinate Secured Note Indebtedness to Senior Creditor Debt upon written demand of the Corporation, with an officer’s certificate confirming that debt is Senior Creditor Debt.

8.10	Certificates Relating to Compliance and Default

So long as any Subordinate Secured Notes are outstanding, the Corporation shall deliver to the Trustee within 60 days after the end of each of the first three fiscal quarters in each of its fiscal years  and 120 days after the end of its fiscal year ended March 31, and at any other time if so requested by the Trustee, an Officer’s Certificate stating that the Corporation has complied with all covenants, conditions or other requirements contained herein, non-compliance with which would, with the giving of notice or the lapse of time or otherwise, constitute an Event of Default or, if such is not the case, specifying all relevant particulars thereof, the period of existence thereof and the action the Corporation is taking or proposes to take with respect thereto. For purposes of this Section 8.10, compliance by the Corporation with the covenants, conditions or other requirements of this Indenture shall be determined without regard to any period of grace or notice requirement under this Indenture.

8.11	Financial Statements

Following receipt of consolidated financial statements of the Corporation by the Trustee pursuant to this Indenture, the Trustee shall, while such statements are current, maintain custody of them and make them available for inspection by Noteholders upon reasonable written request. No obligation shall rest with the Trustee to analyze such statements, or evaluate the performance of the Corporation as indicated by such financial statements, in any manner whatsoever.

SECTION 9	DEFAULTS AND REMEDIES

9.1	Events of Default

Each of the following events shall be an “Event of Default” in respect of the Subordinate Secured Notes:

(a)	failure to pay principal on any Subordinate Secured Notes when due;

(b)	failure to pay interest on any Subordinate Secured Notes when due if such failure continues for a period of 5 Business Days;

(c)
failure to observe or perform any other covenant or condition contained in this Indenture or a Supplemental Indenture, provided that, with the exception of the failure to observe or perform the covenants contained in Section 8.2 which result in immediate default, if such covenant or condition is capable of rectification, then  such failure will be an Event of Default only if such failure continues for a period of 30 days after written notice thereof has been given to the Corporation by the Trustee or the Holders of at least 33-1/3% aggregate principal amount of the Subordinate Secured Notes then outstanding;

(d)	any default on a Senior Creditor Obligation;

(e)
proceedings are commenced for the winding-up, liquidation or dissolution of the Corporation or  Borealis Mining Company (except as otherwise permitted under this Indenture), unless the Corporation or Borealis Mining Company, as applicable, in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within 60 days of commencement;

(f)
a decree or order of a court of competent jurisdiction is entered adjudging the Corporation or Borealis Mining Company to be bankrupt or insolvent, or a petition seeking reorganization, arrangement or adjustment of or in respect of the Corporation  or Borealis Mining Company is approved under Applicable Law relating to bankruptcy, insolvency or relief of debtors;

(g)
the Corporation or Borealis Mining Company makes an assignment for the benefit of its creditors, or petitions or applies to any court or tribunal for the appointment of a receiver or trustee for itself or any substantial part of its property, or commences for itself or acquiesces in any proceeding under any bankruptcy, insolvency, reorganization, arrangement or readjustment of debt law or statute or any proceeding for the appointment of a receiver or trustee for itself or any substantial part of its property, or suffers any such receivership or trusteeship;

(h)
a resolution is passed for the winding-up or liquidation of the Corporation or Borealis Mining Company except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 8.8 are duly observed and performed;

(i)	any Indenture Document shall for any reason cease in whole or in any material part to be a legal, valid, binding and enforceable obligation of the Corporation;

(j)	breach of any term, or failure to observe or perform any covenant or condition, of the Security Agreement; and

(k)
failure on the part of the Corporation or Borealis Mining Company, as applicable, to cause each document required by law or reasonably requested by the Holders to be filed, registered or recorded in order to create in favor of the Holders a valid, legal and perfected security interest in and lien on the Collateral.

9.2                        Notice of Event of Default

If an Event of Default shall occur and be continuing, the Trustee shall, within 10 Business Days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Noteholders in the manner specified in Section 12.2; provided, however, that, except in the case of a default in the payment of the principal of, or interest on, any Subordinate Secured Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders and the Trustee so advises the Corporation in writing.

If notice of an Event of Default has been given to Noteholders and such Event of Default is thereafter remedied or cured prior to the acceleration of the Indebtedness of the Corporation hereunder pursuant to Section 9.3, notice that such Event of Default is no longer continuing shall be given by the Trustee to the Persons to whom notice of such Event of Default was given pursuant to this Section 9.2, such notice to be given within a reasonable time, not to exceed 10 days, after the Trustee becomes aware that such Event of Default has been remedied or cured during such period of time.

9.3                        Acceleration

If an Event of Default under Section 9.1(f) occurs, the principal amount of and accrued and unpaid interest on, all Subordinate Secured Notes then outstanding shall be due and payable immediately without any declaration or other action by the Trustee or the Holders.  If any other Event of Default occurs, the principal amount of and accrued and unpaid interest on, all Subordinate Secured Notes then outstanding shall be due and payable immediately upon declaration by the Trustee or the Holders to such effect.

Notwithstanding anything contained in this Indenture or the Subordinate Secured Notes to the contrary, if the principal amount  and any accrued and unpaid interest on Subordinate Secured Notes are due and payable automatically or by a declaration pursuant to this Section 9.3, the Corporation shall pay to the Trustee forthwith, for the benefit of the Noteholders of the affected Subordinate Secured Notes, the amount of principal  and accrued and unpaid interest (including interest on amounts in default) on those Subordinate Secured Notes and all other fees and expenses payable in regard thereto under this Indenture, together with interest thereon at the rate borne by such Subordinate Secured Notes from the date that such amounts are due and payable automatically or by declaration pursuant to this Section 9.3 until payment is received by the Trustee.  Such payments, when made, shall be deemed to have been made in discharge of the Corporation’s obligations under this Indenture.

9.4                        Waiver of Event of Default

Upon the happening of an Event of Default:

(a)
the Holders of Subordinate Secured Notes then outstanding with respect to which an Event of Default shall have occurred and be continuing, pursuant to an Extraordinary Resolution shall have the power, exercisable by requisition in writing, to instruct the Trustee to waive such Event of Default and to cancel any declaration made by the Trustee pursuant to Section 9.3, and the Trustee shall thereupon waive such Event of Default or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition; and

(b)
the Trustee, so long as it has not become bound to declare the principal  and interest on the Subordinate Secured Notes then outstanding to be due and payable, or to obtain or enforce payment thereof, shall have the power to waive any Event of Default which has been remedied or cured or in respect of which, in the opinion of the Trustee, relying, if necessary on the opinion of Trustee's Counsel or other expert, adequate satisfaction has been made.

No delay or omission of the Trustee or of the Noteholders in exercising any right or power accruing upon the occurrence of an Event of Default shall impair any such right or power or shall be construed to be a waiver of such Event of Default or acquiescence therein, and no act or omission, either of the Trustee or of the Noteholders, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

9.5                        Enforcement by the Trustee

Upon the occurrence of an Event of Default, the Trustee shall exercise the rights and powers vested in it under this Indenture.

Subject to the provisions of Section 9.4 and to the provisions of any Extraordinary Resolution, if the Corporation fails to pay to the Trustee, forthwith after the same shall have been declared to be or has automatically become due and payable under Section 9.3, the principal  and interest on the affected Subordinate Secured Notes together with any other amounts due hereunder, the Trustee shall, upon receipt of a Noteholders’ Request on behalf of the Holders of the affected Subordinate Secured Notes and upon being sufficiently indemnified and funded to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of such principal of,  and interest on, those Subordinate Secured Notes together with any other amounts due hereunder by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee in the Noteholders’ Request shall have been directed to take, or if the Noteholders’ Request contains no such direction, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

The Trustee shall be entitled and is hereby empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for each of the Holders of the Subordinate Secured Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and some or all of the Holders of the Subordinate Secured Notes allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property.  The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Subordinate Secured Notes by taking and holding Subordinate Secured Notes shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders of the Subordinate Secured Notes with authority to make and file in the respective names of the Holders of the Subordinate Secured Notes or on behalf of the Holders of the Subordinate Secured Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders of the Subordinate Secured Notes themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such Holders of the Subordinate Secured Notes, as may be necessary or advisable, in the opinion of the Trustee acting on the advice of Trustee Counsel, in order to have the respective claims of the Trustee and of the Holders of the Subordinate Secured Notes against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Noteholder.

The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of some or all of the Noteholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Subordinate Secured Notes or the production thereof at the trial or other proceedings relative thereto.  Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the applicable Holders of the Subordinate Secured Notes whose rights are enforced subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also in any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Subordinate Secured Notes whose rights are enforced, and it shall not be necessary to make any Holders of the Subordinate Secured Notes parties to any such proceeding.

9.6                        Suits by Noteholders

No Holder of any Subordinate Secured Note shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of,  or interest on, the Subordinate Secured Notes or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under Nevada law or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy unless:

(a)
the Noteholders, by Extraordinary Resolution or by Noteholders’ Request, shall have made a written request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers conferred upon it or to institute an action, suit or proceeding in its name for such purpose;

(b)
the Noteholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, funding and indemnity satisfactory to the Trustee with respect to the costs, expenses and liabilities to be incurred therein or thereby;

(c)	the Trustee shall have failed to act within a reasonable time after such notification, request and provision of indemnity; and

(d)	no direction inconsistent with such written request has been received by the Trustee from Holders of a majority in principal amount of the outstanding Subordinate Secured Notes.

If a Noteholder has the right to institute proceedings under this Section 9.6, such Noteholder, acting on behalf of itself and all other Noteholders, shall be entitled to commence proceedings in any court of competent jurisdiction in which the Trustee might have commenced proceedings under Section 9.5, but in no event shall any Noteholder or combination of Noteholders have any right to seek any other remedy or institute proceedings out of court. No one or more Noteholders shall have any right in any manner whatsoever to enforce any right under this Indenture or under any Subordinate Secured Note, except in accordance with the conditions and in the manner provided in this Indenture.

9.7                        Application of Money

Except as herein otherwise expressly provided, any money received by the Trustee or a Noteholder pursuant to the provisions of this Section 11 or as a result of legal or other proceedings against the Corporation pursuant hereto, or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with other money available to the Trustee for such purpose, as follows:

(a)
first, in payment or in reimbursement to the Trustee of its fees, costs, charges, expenses, borrowings, advances or other amounts furnished or provided by or at the request of the Trustee in or about the administration and execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b)
second, subject to the provisions of Section 8.6 and this Section 9.7, in payment of the principal of,  and accrued and unpaid interest and interest on amounts in default on, the Subordinate Secured Notes which shall then be outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by an Extraordinary Resolution in respect of the Subordinate Secured Notes, and in that case in such order or priority as between principal interest as may be directed by such Extraordinary Resolution; and

(c)	third, in payment of the surplus, if any, of such money to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to Section 9.7(b) in respect of the principal of, or interest on, any Subordinate Secured Note which the Trustee knows is held, directly or indirectly, by or for the benefit of the Corporation or any Affiliate of the Corporation (other than any Subordinate Secured Note pledged for value and in good faith to a Person other than the Corporation or any Affiliate of the Corporation, but only to the extent of such Person’s interest therein) until the prior payment in full of the principal  and interest on all Subordinate Secured Notes which are not so held.  Trustee shall assume no Notes are held for the benefit of the Corporation or any affiliate unless notified in writing.

9.8                        Distribution of Proceeds

Payments to Noteholders pursuant to Section 9.7(b) shall be made as follows:

(a)
at least 15 days’ notice of every such payment shall be given in the manner specified in Section 12.2, specifying the time and the place or places at which the applicable Subordinate Secured Notes are to be presented and the amount of the payment and the application thereof as between principal interest;

(b)
payment in respect of any Subordinate Secured Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Subordinate Secured Note thereby paid in full shall be surrendered, but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as the Trustee shall consider sufficient;

(c)
from and after the date of payment specified in such notice, interest shall accrue only on the amount owing on each Subordinate Secured Note after giving credit for the amount of the payment specified in such notice unless the Subordinate Secured Note in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

(d)
the Trustee shall not be required to make any payment to Noteholders unless the amount available to it for such purpose, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments referred to in Section 9.7(a), exceeds two per cent of the aggregate principal amount of the Subordinate Secured Notes in default then outstanding.

9.9                        Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or upon or to the Noteholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist under applicable law or the Security Documents.

9.10                      Judgment Against the Corporation

In case of any judicial or other proceedings to enforce the rights of the Noteholders, judgment may be rendered against the Corporation in favour of the Noteholders or in favour of the Trustee, as trustee for the Noteholders, for any amount which may remain due in respect of the Subordinate Secured Note Indebtedness.

SECTION 10      CANCELLATION, DISCHARGE AND DEFEASANCE

10.1                      Cancellation and Destruction

All Subordinate Secured Notes surrendered to the Corporation, a Registrar or a Paying Agent for any purpose shall be delivered to the Trustee as soon as reasonably practicable.  Each such Subordinate Secured Note and each Subordinate Secured Note surrendered to the Trustee shall be cancelled by the Trustee forthwith after all payments required in respect thereof to the date of surrender have been made. Subject to Applicable Law, all Subordinate Secured Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee in accordance with the Trustee’s ordinary practice, and the Trustee shall, at the request of the Corporation, furnish to it a cancellation or destruction certificate in respect of the Subordinate Secured Notes so cancelled or destroyed.

10.2                      Discharge

Upon proof being given to the reasonable satisfaction of the Trustee that the principal of all the Subordinate Secured Notes  thereon and interest (including interest on amounts in default) thereon and other amounts payable hereunder have been paid or satisfied, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the written request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be required to evidence the satisfaction and discharge of this Indenture and the Security Documents and to release the Corporation from its covenants herein contained other than those relating to the indemnification of the Trustee.

SECTION 11      MEETINGS OF NOTEHOLDERS

11.1                      Right to Convene Meetings

The Trustee may at any time and from time to time convene a meeting of Noteholders, and the Trustee shall convene a meeting of Noteholders upon receipt of a request of the Corporation or a Noteholders’ Request and upon being funded and indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails within 30 days after receipt of any such request and such indemnity and funding to give notice convening a meeting, the Corporation or such Noteholders, as the case may be, may convene such meeting.  Every such meeting shall be held in Vancouver, British Columbia, or at such other place as may be approved or determined by such of the Trustee, the Corporation or the Noteholders as convened the meeting in accordance with this Section 11.1.

11.2                      Notices of Meetings

Notice of a meeting of Noteholders shall be given to the Noteholders in the manner specified in Section 12.2 at least 21 days prior to the date of the meeting, and a copy of any notice sent by mail to Noteholders shall be sent by mail to the Trustee (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it).  A notice of a meeting of Noteholders shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 11.

11.3                      Chairman

The Noteholders present in person or represented by proxy shall choose an individual present to be the chairman of the meeting.

11.4                      Quorum

Subject to the provisions of Section 12.12, the quorum for a meeting of Noteholders shall be the Holder or Holders, present in person or represented by proxy, of at least 25% of the aggregate principal amount of the Subordinate Secured Notes then outstanding. If a quorum is not present within 30 minutes from the time fixed for the holding of a meeting, the meeting, if convened by the Noteholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting.  At the adjourned meeting, the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Subordinate Secured Notes then outstanding.

11.5                      Power to Adjourn

The chairman of a meeting at which a quorum of Noteholders is present may, with the consent of the Holder or Holders of a majority of the aggregate principal amount of the Subordinate Secured Notes present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6                      Show of Hands

Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

11.7                      Poll

On every resolution proposed to be passed as an Extraordinary Resolution and on any other resolution submitted to a meeting in respect of which the chairman of the meeting or one or more Noteholders or proxyholders for Noteholders holding at least CAD$10,000 principal amount of Subordinate Secured Notes demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman of the meeting shall direct.

11.8                      Voting

On a show of hands, every Person who is present and entitled to vote, whether as a Noteholder or as proxyholder for one or more Noteholders or both, shall have one vote.  On a poll each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each CAD$1,000 principal amount of Subordinate Secured Notes held by such Noteholder on the record date fixed for the meeting.  A proxyholder need not be a Noteholder. In the case of joint Holders of a Subordinate Secured Note, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present in person or represented by proxy, they shall vote together in respect of the Subordinate Secured Notes of which they are joint Holders. Subject to the provisions of Section 11.9, in the case of Subordinate Secured Notes held by a Person other than an individual, an officer or representative of such Person may vote the Subordinate Secured Notes held by it unless there shall be more than one officer or representative of such Person present at the meeting, and those officers or individuals present do not agree on how the Subordinate Secured Notes may be voted, in which case a written proxy shall be required to determine who may vote the Subordinate Secured Notes and how such Subordinate Secured Notes are to be voted.

11.9                      Regulations

The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

(a)
voting by proxy by Noteholders, the form of the instrument appointing a proxyholder (which shall be in writing) and the manner in which it may be executed, and the authority to be provided by any Person signing a proxy on behalf of a Noteholder;

(b)
the deposit of instruments appointing proxyholders at such place as the Trustee, the Corporation or the Noteholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c)
the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxyholders to be provided before the meeting to the Corporation or to the Trustee at the place at which the meeting is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only Persons who shall be recognized at a meeting as the Holders of any Subordinate Secured Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Noteholders and Persons whom registered Noteholders have by instrument in writing duly appointed as their proxyholders.

11.10                    Corporation and Trustee May Be Represented

The Corporation and the Trustee, by their respective officers, directors and employees, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Noteholders, but shall have no voting rights.

11.11                    Powers Exercisable by Noteholders by Extraordinary Resolution

Subject to the provisions of Sections 9.4 of this Indenture, the following powers of the Noteholders shall be exercisable from time to time only by Extraordinary Resolution:

(a)
power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or any of them or, subject to the Trustee’s prior consent, the Trustee against the Corporation or against its property, whether such rights arise under this Indenture or the Subordinate Secured Notes or otherwise, provided that such sanctioned actions are not prejudicial to the Trustee;

(b)
power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any Supplemental Indenture embodying any modification, change, addition or omission;

(c)
power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with or into any other Person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any transaction which is not subject to any restriction in Section 8;

(d)
power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution (subject to the Trustee being sufficiently funded and indemnified to its reasonable satisfaction) or to refrain from exercising any such power, right, remedy or authority;

(e)
power to waive and direct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 9.3 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(f)
power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of, or interest on, any Subordinate Secured Notes or for the purpose of executing any trust or power hereunder;

(g)
power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 9.6, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(h)	power to remove the Trustee at any time;

(i)
power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other Securities of the Corporation; and

(j)
power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or otherwise as shall be included in the resolution appointing the committee.  The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee and the Trustee.  Such committee shall consist of such number of individuals as shall be prescribed in the resolution appointing it and the members need not be Noteholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally.  Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum.  All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders.  Neither the committee nor any member thereof nor the Trustee shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)	reduce the principal amount at maturity of, extend the fixed maturity of, or alter the redemption provisions of, the Subordinate Secured Notes;

(l)	change the currency in which the Subordinate Secured Notes or interest thereon is payable;

(m)
reduce the percentage in principal amount at maturity outstanding of the Subordinate Secured Notes that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Subordinate Secured Notes;

(n)	impair the right to institute suit for the enforcement of any payment on or with respect to the Subordinate Secured Notes;

(o)	waive a default in payment with respect to the Subordinate Secured Notes;

(p)	reduce the rate or extend the time for payment of interest on the Subordinate Secured Notes;

(q)	affect the ranking of the Subordinate Secured Notes in a manner adverse to the Holder of the Subordinate Secured Notes; or

(r)
make any changes to this Indenture or the Subordinate Secured Notes that could result in the Corporation being required to make any withholding or deduction from payments made under or with respect to the Subordinate Secured Notes.

Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Noteholders may be exercised or determined from time to time by Ordinary Resolution.

11.12                    Meaning of Ordinary Resolution

The expression “Ordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Noteholders, as the case may be, duly convened for the purpose and held in accordance with the provisions of this Section 11 at which a quorum of Noteholders is present and passed by the affirmative votes of Noteholders present in person or represented by proxy at the meeting who hold more than 50% of the aggregate principal amount of the Subordinate Secured Notes voted in respect of such resolution.

11.13                    Meaning of Extraordinary Resolution

The expression “Extraordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an extraordinary resolution at a meeting of Noteholders, duly convened for the purpose and held in accordance with the provisions of this Section at which the Holders of at least 51% of the aggregate principal amount of the Subordinate Secured Notes then outstanding are present in person or represented by proxy and passed by the affirmative votes of Noteholders present in person or represented by proxy at the meeting who hold not less than 66 2/3% of the aggregate principal amount of the Subordinate Secured Notes voted in respect of such resolution.

If, at any such meeting, the Holders of at least 51% of the aggregate principal amount of the Subordinate Secured Notes then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved, but in any other case the meeting shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman of the meeting. Notice of the time and place that such adjourned meeting is to be reconvened shall be given to the Noteholders in the manner specified in Section 11.2 at least 10 days prior to the date the adjourned meeting is to be reconvened.  Such notice shall state that at the adjourned meeting the Noteholders present in person or represented by proxy shall constitute a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.  At the adjourned meeting, the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed to be passed as an extraordinary resolution at such adjourned meeting and passed by the requisite vote as provided in this Section 11.13 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of at least 51% of the aggregate principal amount of the Subordinate Secured Notes then outstanding are not present in person or represented by proxy at such adjourned meeting.

11.14                    Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Noteholders may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

11.15                    Minutes

Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had.

11.16                    Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Noteholders at a meeting held as provided in this Section 11 may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate outstanding principal amount of the Subordinate Secured Notes, and the expressions “Ordinary Resolution” and “Extraordinary Resolution” when used in this Indenture shall include any instrument so signed.

11.17                    Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Section 11 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 11.16 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its remuneration, indemnification and protection herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

11.18                    Record Dates

If the Corporation shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a Certified Resolution, fix in advance a record date for the determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so.  Any such record date shall be the record date specified in or pursuant to such Certified Resolution.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Subordinate Secured Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Subordinate Secured Notes then outstanding shall be computed as of such record date.

SECTION 12      NOTICES

12.1                      Notice to the Corporation

Any notice to the Corporation under the provisions hereof shall be valid and effective if delivered to the Chief Financial Officer of the Corporation or if sent by facsimile transmission (with receipt confirmed) to the attention of the Chief Financial Officer of the Corporation at Gryphon Gold Corporation, 611 N. Nevada Street

Carson City, NV, 89703, fax: (604) 608-3262 with a copy for informational purposes only to Dorsey & Whitney, LLP, attention Kenneth Sam, 1400 Wewatta St., Suite 400, Denver, CO, 80202, fax: (303) 629-3450, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (Vancouver time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day.  The Corporation may from time to time notify the Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Corporation for all purposes of this Indenture.

12.2                      Notice to Noteholders

Unless otherwise expressly provided in this Indenture, any notice to Noteholders under the provisions hereof shall be valid and effective if it is delivered or mailed postage prepaid, addressed to such Noteholders, at their addresses or electronic communication numbers, if any, appearing in the Register and, subject as provided in this Section 12.2, shall be deemed to have been received at the time of delivery or on the second Business Day after the day on which it was mailed.  Any notice made by delivery on a day other than a Business Day, or after 4:00 p.m. (Vancouver time) on a Business Day, shall be deemed to be received on the next following Business Day.  All notices to joint Holders of any Subordinate Secured Notes may be given to whichever one of the Holders thereof is named first in the Register, and any notice so given shall be sufficient notice to all holders of such Subordinate Secured Note. In the event of a postal disruption, notice to Noteholders shall be given or sent by other appropriate means.

12.3                      Notice to the Trustee

Any notice to the Trustee under the provisions hereof shall be valid and effective if delivered to the Trustee at 510 Burrard Street, 3rd Floor, Vancouver, B.C., V6C 3B9, Attention: Corporate Trust Department, fax no: (604) 661-9403, or if sent by facsimile transmission (with receipt confirmed) to and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (Vancouver time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day.  The Trustee may from time to time notify the Corporation of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Trustee for all purposes of this Indenture.

12.4                      When Publication Not Required

If at any time a notice is required by this Indenture to be published in a particular city and no newspaper of general circulation is then being published and circulated on a daily basis in that city, the Corporation shall not be required to publish such notice in that city.

12.5                      Waiver of Notice

Any notice provided for in this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

SECTION 13      CONCERNING THE TRUSTEE

13.1                      Corporate Trustee Required Eligibility

The Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and represents to the Corporation that at the date of execution and delivery by it of this Indenture, it is duly authorized and qualified to carry on the business of a trust company in each of the provinces and territories of Canada. If at any time the Trustee shall cease to be eligible in accordance with this Section 13, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 13.

13.2                      Certain Duties and Responsibilities of Trustee

In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Trustee as a fiduciary hereunder.  The duties and obligations of the Trustee shall be determined solely by the provisions hereof and, accordingly, the Trustee shall not be responsible except for the performance of such duties and obligations as they have undertaken herein.  None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers nor shall the Trustee be so compelled pursuant to any provisions contained in this Indenture.

The Trustee, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Noteholders at whose instance it is acting to deposit with it any Subordinate Secured Notes held by them, for which Subordinate Secured Notes the Trustee shall issue receipts.

Notwithstanding any other provisions of this Indenture to the contrary, every provision of this Indenture that by its terms relieves the Trustee of liability or entitles the Trustee to rely or act upon any evidence submitted to it is subject to the provisions of applicable legislation, this Section 13.2 and Section 13.3.

No provision of this Indenture shall operate to confer any obligation, duty or power on the Trustee in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power. For the purposes of this Section 13.2, legal capacity includes, without limitation, the capacity to act as a fiduciary in such jurisdiction.

13.3                      No Conflict of Interest

(a)
The Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee’s role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of the Trustee’s role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Corporation at least 21 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder.  The validity and enforceability of this Indenture and any Subordinate Secured Notes shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee.

(b)
If at any time the Trustee fails to comply with the provisions of Section 13.3(a), the Trustee shall within 10 days after the expiration of the 90-day period referred to therein, transmit notice of such failure to the Holders in the manner provided for notices to the Holders in Section 12.2.

13.4                      Conditions Precedent to Trustee’s Obligation to Act

The Trustee shall not be bound to give any notice or take any action or proceeding unless it is required to do so under the terms of this Indenture.  The Trustee shall not be required to take notice of an Event of Default under this Indenture, unless and until the Trustee is notified in writing of such Event of Default by any Noteholder or the Corporation, of such Event of Default.  In the absence of such written notice the Trustee may for all purposes of this Indenture assume that no Event of Default has occurred.

The obligation of the Trustee to commence or continue any act, action or proceeding under this Indenture shall be conditional upon its receipt of the following:

(a)
an Extraordinary Resolution, Ordinary Resolution, Noteholders’ Request, requisition in writing, or such other notice or direction as is required pursuant to this Indenture, specifying the action or proceeding which the Trustee is requested, directed or authorized to take;

(b)	sufficient funds to commence or continue such act, action or proceeding; and

(c)
an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damages it may suffer by reason thereof.

13.5                      Resignation and Removal; Appointment of Successor

(a)
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 13.5 shall become effective until the acceptance of appointment by the successor Trustee under Section 13.6.

(b)
The Trustee may resign at any time by giving 60 days’ written notice thereof to the Corporation.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)	The Trustee may be removed at any time by an Extraordinary Resolution of the Noteholders.

(d)	If at any time:

(i)	the Trustee shall fail to comply with the provisions of Section 13.3, or

(ii)
the Trustee shall cease to be eligible under Section 13.1 and shall fail to resign after written request therefor by the Corporation or by any Holder who has been a bona fide Noteholder for at least six months, or

(iii)
the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case,

(A)	the Corporation by a Certified Resolution may remove the Trustee, or

(B)
in the case of clause (i) above, a Noteholder and any other interested party, and in the case of clauses (ii) and (iii) above, any Noteholder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)
If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Corporation, by a Certified Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Ordinary Resolution of the Noteholders, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 13.6, become the successor Trustee and supersede the successor Trustee appointed by the Corporation. If no successor Trustee shall have been so appointed by the Corporation or the Holders of the Subordinate Secured Notes and so accepted such appointment, a Noteholder may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.  Any successor Trustee appointed under any provision of this Section 13.5 shall be a corporation authorized to carry on the business of a trust company in all of the provinces of Canada.

(f)
The Corporation shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by registered mail, postage prepaid, to the Noteholders as their names and addresses appear in the Register.

13.6                      Acceptance of Appointment by Successor

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon written request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 8.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the claim provided for in Section 8.5.  Upon request of any such successor Trustee, acting reasonably, the Corporation shall execute any and all deeds, conveyances or instruments for more fully and certainly vesting in and confirming to it such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Section 13.

13.7                      Trustee May Deal in Subordinate Secured Notes

The Trustee may buy, sell, lend upon and deal in the Subordinate Secured Notes and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

13.8                      No Person Dealing with Trustee Need Inquire

No Person dealing with the Trustee shall be required to inquire as to whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any amount remains due upon the Subordinate Secured Notes or to see to the application of any amount paid to the Trustee.

13.9                      Investment of Money Held by Trustee

Unless otherwise provided in this Note Indenture, any money held by the Trustee, which under the trusts of this Note Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, will be invested and reinvested in the name or under the control of the Trustee in any Authorized Investments  and, prior to the date the Trustee has declared the principal of and interest on the Notes to be due and payable, as directed by the Corporation.  Any such direction to the Trustee as to the investment of funds must be in writing and must be provided to the Trustee no later than  8:00 a.m. (Vancouver time) on the day on which the investment is to be made.  Any such direction received by the Trustee after 8:00 a.m. (Vancouver time) or received on a non-Business Day, will be deemed to have been given prior to 8:00 a.m. (Vancouver time) the next Business Day.  Pending such investment, such moneys may be deposited by the Trustee in an interest-bearing trust account in the name of the Trustee at an Approved Bank or maintained in a trust account with the Trustee.  The Trustee will allow interest at its current rate for trust accounts on money maintained in such trust account and will credit the Corporation with such interest.

If the Corporation determines not to invest in Authorized Investments, the Corporation may instruct the Trustee to deposit any money held by the Trustee in one or more interest-bearing trust accounts to be maintained by the Trustee in the name of the Trustee at one or more Approved Banks.   The Trustee will pay to the Corporation interest at an annual rate which is equal to 2 percent less than the prime rate of interest announced from time to time by The Bank of Nova Scotia on Canadian dollar loans made to its most credit-worthy customers in Canada,  Such payment obligation will be calculated daily and paid to the accounts within 3 Business Days of each month-end.  The Trustee shall be entitled to retain for its own benefit, as partial compensation for its services hereunder, any amount of the interest earned on such funds that is not payable to the Corporation pursuant to this section.

The Trustee will have no responsibility or liability for any diminution of funds held by the Trustee pursuant to this Note Indenture which may result from any deposit made with an Approved Bank pursuant to this Section, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity.  The Corporation acknowledges and agrees that the Trustee has acted prudently in depositing the funds at any Approved Bank, and that the Trustee is not required to make any further inquiries in respect of any such bank.

At any time and from time to time, the Corporation will be entitled, at its sole discretion, to direct the Trustee by written notice: (a) not to deposit any new amounts in any Approved Bank specified in the notice, and/or (b) to withdraw all or any of such funds that may then be deposited with any Approved Bank specified by the Corporation in the notice and to deposit any new amounts as the Corporation directs.  With respect to any withdrawal notice, the Trustee will endeavour to withdraw such amount specified in the notice as soon as reasonably practicable and the Corporation acknowledges and agrees that such specified amount remains at the sole risk of the Corporation prior to and after such withdrawal.

Approved Banks
Bank	Relevant S&P Issuer Credit Rating (as at June 1, 2011)
Bank of Montreal	A+
Citibank NA	A+
Bank of America NA	A+
Harris Bancorp Inc.	A+
PNC Bank NA	A+
Canadian Imperial Bank of Commerce	A+
Bank of Scotland	A+
The Bank of Nova Scotia	AA-
Royal Bank of Canada	AA-
The Toronto-Dominion Bank	AA-

13.10                    Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

13.11                    Trustee Not Required to Possess Subordinate Secured Notes

All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Subordinate Secured Notes or the production thereof on any trial or other proceedings relative thereto.

13.12                    Evidence of Compliance

The Corporation shall furnish to the Trustee forthwith evidence of compliance with the conditions specified in this Indenture relating to the issue, certification, authentication and delivery of Subordinate Secured Notes hereunder, the satisfaction and discharge of this Indenture or the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation.  Such evidence shall consist of:

(a)	an Officer’s Certificate addressed to the Trustee stating that such conditions have been complied with in accordance with the terms of this Indenture; and

(b)
in the case of conditions, compliance with which are by this Indenture subject to review or examination by Corporation Counsel, an opinion of Corporation Counsel addressed to the Trustee that such conditions have been complied with in accordance with the terms of this Indenture, including any statements required by Applicable Law.

13.13                    Form of Evidence

Evidence furnished to the Trustee, which relates to a matter other than the issue, certification and delivery of Subordinate Secured Notes or the satisfaction and discharge of this Indenture or the compliance with a particular term of the Indenture which specifies more particularly the nature of evidence required for compliance, may consist of or otherwise be in accordance with a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by such Person, but if such report or opinion is furnished by a Director, officer or employee of the Corporation it shall be in the form of a statutory declaration or a certificate.

Evidence furnished to the Trustee pursuant to Section 13.12 or this Section 13.13 shall include:

(a)
a statement by the Person giving the evidence declaring that such Person has read and understands the provisions hereof relating to the conditions precedent with respect to compliance with which such evidence is being given;

(b)	a statement describing the nature and scope of the examination or investigation upon which the statements or opinions contained in the evidence are based;

(c)
a statement declaring that, in the belief of the Person giving the evidence, such Person has made such examination or investigation as is necessary to enable such Person to make the statements or give the opinions contained or expressed therein; and

(d)	a statement permitting and acknowledging reliance thereon by Holders.

13.14                   Certain Rights of Trustee

Subject to the provisions of Section 13.2,

(a)
the Trustee may conclusively act and rely as to the truth of the statements and correctness of the opinions expressed in, shall not be bound to make any investigation into the facts or matters of, and shall be fully protected in acting or relying or refraining from acting upon, any resolution, certificate, statement, statutory declaration, instrument, opinion, report, notice, request, direction, consent, order, bond, Subordinate Secured Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)
any request or order of the Corporation shall be sufficiently evidenced by a request or order in writing and signed by any officer of the Corporation, any resolution of the Directors shall be sufficiently evidenced by a Certified Resolution, and the Trustee may conclusively act and rely on any such request, order or Certified Resolution;

(c)
whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely and act upon an Officer’s Certificate;

(d)
the Trustee at the expense of the Corporation may consult with Trustee Counsel and such other experts and advisers as the Trustee believes are necessary to enable it to determine and discharge its duties hereunder, and the advice or opinion of the Trustee Counsel, experts or advisers shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(e)
the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Trustee sufficient funding and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and provisions of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 13.14(e).

13.15                    Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Section 13, without the need for execution or filing of any specific instrument or any further act on the part of any of the parties hereto to evidence same.

13.16                    Action by Trustee to Protect Interests

The Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Noteholders.

13.17                   Protection of Trustee

The Corporation hereby indemnifies and saves harmless the Trustee and its directors, officers and employees (each in this Section 13.17, an “Indemnified Persons”) from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages, taxes (other than income or capital taxes), penalties and liabilities whatsoever brought against or incurred by the Trustee (collectively in this Section 13.17, “Claims”), including Claims arising under or pursuant to Environmental Laws, which it may suffer or incur as a result of or arising in connection with the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, except that no Indemnified Person shall be entitled to indemnification in respect of a Claim resulting from the gross negligence, fraud, or wilful misconduct.  This indemnity shall survive the removal or resignation of the Trustee under this Indenture and the termination of this Indenture.

The Trustee shall not be liable for or by reason of any statements of fact in this Indenture or in the Subordinate Secured Notes (except for the representations contained in Sections 13.3 and in the certificate of the Trustee on the Subordinate Secured Notes) or required to verify such statements, and all such statements are and shall be deemed to be made by the Corporation.

The Trustee shall not be bound to give notice to any Person of the execution of this Indenture.

The Trustee shall not incur any liability or responsibility whatever or in any way be responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or in any Subordinate Secured Notes or of any acts of the agents or employees of the Corporation.

Neither the Trustee nor any Affiliate of the Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

Nothing in this Indenture shall impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture, including the Security Documents, in any jurisdiction.

The Trustee shall not:

(a)
be responsible or liable for any debts contracted by it, for damages to persons or property, for salaries, or for non-fulfilment of contracts in any period during which the Trustee is managing or in possession of assets of the Corporation;

(b)
be liable to account as mortgagee in possession or for anything other than actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable;

(c)	be bound to do, observe or perform or to see to the observance of performance by the Corporation of any obligations or covenants imposed upon the Corporation; or

(d)	in the case of any chattel paper, security or instrument, be obligated to preserve rights against any other Persons,

and the Corporation waives any provision of Applicable Law permitted to be waived by it which imposes higher or greater obligations upon the Trustee.

The Trustee shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any security deposited with it.

The Trustee shall not incur any liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

The Trustee shall not be responsible for ensuring that the proceeds from the sale of Subordinate Secured Notes are used in a manner contemplated by any prospectus pursuant to which such Subordinate Secured Notes were offered or sold.

The Corporation hereby indemnifies and holds harmless the Trustee, its directors, officers, employees, and agents, and all of their respective representatives, heirs, successors and assigns (collectively in this and the next paragraph the "Indemnified Parties") against any loss, expenses, claim, proceedings, judgment, liability or asserted liability (including strict liability and including costs and expenses of abatement and remediation of spills or releases of contaminants and including liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred as a result of:

(e)	the administration of the trust created hereby;

(f)	the exercise by the Trustee of any rights hereunder or under the Security Documents which create an interest in property (in this paragraph, “Mortgaged Property”);

which result from or relate, directly or indirectly, to:

(i)
the presence or release of any contaminants, by any means or for any reason, on the Mortgaged Property, whether or not release or presence of the contaminants was under the control, care or management of the Corporation or of a previous owner, or of a tenant;

(ii)	any contaminant present on or released from any contiguous property to the Mortgaged Property; or

(iii)	the breach or alleged breach of any environmental laws by the Corporation.

For purposes of the previous paragraph, "liability" shall include (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants, (ii) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party and (iii) liability of the Indemnified Party for damage  suffered by the third party, (iv) liability of an Indemnified Party for damage to or impairment of the environment and (v) liability of an Indemnified Party for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and client basis.

By way of supplement to the provisions of any law for the time being relating to the Trustee, it is expressly declared and agreed that the Trustee shall not be liable for or by reason of:

(a)	any failure or defect of title to, or encumbrance upon, the property and assets granted under the Security Documents;

(b)
any failure of or defect in the registration, filing or recording of the Security Documents or any other deed or writing delivered hereunder by way of mortgage or charge upon the property and assets granted thereunder or any part thereof, or any notice, caveat or financing statement with respect to the foregoing; or

(c)	any failure to do any act necessary to constitute, perfect and maintain the priority of the security hereby created.

13.18                    No Global Note

No global Subordinate Secured Notes shall be issued.

13.19                    Trustee Appointed Attorney-In-Fact

The Corporation hereby irrevocably appoints the Trustee to be the attorney-in-fact of the Corporation in the name and on behalf of the Corporation to execute any documents and to do any acts and things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

13.20                    Acceptance of Trusts

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Noteholders from time to time, subject to the terms and conditions of this Indenture.

13.21                    No Liability for Certain Deposited Monies

The Trustee will bear no liability for monies deposited other than with the Trustee.  The Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

13.22                    Third Party Interests

Each party to this Indenture hereby represents to the Trustee that any account to be opened by, or interest to held by, the Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

13.23                    Trustee Not Bound to Act

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the other parties to this Indenture, provided (i) that the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

13.24                   Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

13.25                      Insurance

Nothing herein shall be deemed to hold the Trustee responsible for failure by the Corporation to maintain insurance coverage or for any loss arising out of any want, defect or insufficiency in any insurance policy, or because of failure of any insurer to pay the full amount of any loss or damage insured against.  The Trustee shall be entitled to request and rely absolutely upon an Officers' Certificate stating that the Company is in compliance with their covenant to maintain adequate insurance coverage.  No duty with respect to effecting or maintaining insurance coverage shall rest with the Trustee.

13.26                    SEC Reporting Status

The Corporation confirms that it has either: (i) a class of securities registered pursuant to Section  12 of the U.S. Exchange Act or (ii) a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act.  The Corporation covenants that in the event that (i) any class of its securities shall cease to be registered pursuant to Section 12 of the U.S. Exchange Act or the Corporation shall cease to have a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the U.S. Exchange Act, the Corporation shall promptly deliver to the Trustee an Officers’ Certificate (in a form provided by the Trustee) notifying the Trustee of such termination and such other information as the Trustee may require at the time. The Corporation acknowledges that Computershare is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

13.27                    Force Majeure

Except for the payment obligations of the Corporation contained herein, neither party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).  Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

SECTION 14      SECURITY

14.1                      Corporation’s Security

To secure the due payment of all Subordinate Secured Note Indebtedness, and the performance by the Corporation of its obligations contained in the Indenture Documents to which it is a party, the Corporation shall execute and deliver to the Trustee, for the benefit of the Noteholders, the Security Documents and shall grant a Security Interest in the Secured Assets.

14.2                      Registration of the Security

The Corporation shall, at its expense, register, file or record or give notice of (or cause to be registered, filed, recorded or given notice of) the Security Documents in all offices where such registration, filing or recording is reasonably necessary or of reasonable advantage to the creation, perfection and preserving of the security constituted thereby including, without limitation, any applicable land or personal property registry offices.  The Corporation shall (at the expense of the Corporation) renew or cause to be renewed such registrations, filings and recordings from time to time as and when required to keep them in full force and effect until the Maturity Date.  The Trustee shall have the right, but is not obligated, to amend any such registrations, filings or recordings to reflect any changes in Applicable Law, whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon the Trustee (for the benefit of the Noteholders) the Liens intended to be created thereby, except that in no event shall the Trustee effect any such amendment if the result thereof would be to grant the Trustee or the Noteholders greater rights than is otherwise contemplated herein.

14.3                      After Acquired Property and Further Assurances

The Corporation shall, from time to time, upon the request of the Trustee (as directed by an Ordinary Resolution), execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as may be required to ensure that any additional interests in any assets acquired after the date hereof are subject to the security interests created pursuant to the Security Documents in the manner contemplated hereby.

14.4                      Partial Discharges

Upon the sale or transfer of any assets permitted under this Indenture and upon receipt by the Trustee of an Officer’s Certificate confirming that the partial discharge requested is permitted pursuant to such particular Section of the Indenture, the Trustee shall, at the request and expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as may be necessary to release such asset from the Liens created by the Security Documents provided that such deeds or other instruments are in form and substance satisfactory to the Trustee and the Trustee Counsel, both acting reasonably.

SECTION 15      SUPPLEMENTAL INDENTURES

15.1                      Supplemental Indentures

From time to time the Trustee and, when authorized by a resolution of its Directors, the Corporation may, without the consent of any Noteholder, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers Supplemental Indentures, which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(a)	adding to the covenants of the Corporation herein contained for the protection of the Noteholders or providing for Events of Default in addition to those herein specified;

(b)
making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Subordinate Secured Notes which do not affect the substance thereof and which it may be expedient to make, provided that such provisions and modifications will not adversely affect the interests of the Noteholders based on the advice of Trustee Counsel;

(c)
evidencing the succession, or successive successions, of successors to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; and

(d)	giving effect to any Extraordinary Resolution or Ordinary Resolution.

The Trustee may also, without the consent or concurrence of the Noteholders, by Supplemental Indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture or in any Supplemental Subordinate Secured Note which it shall have been advised by Trustee Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained herein or in any Supplemental Indenture, provided that the rights of the Noteholders are in no way adversely affected thereby based on the advise of Trustee Counsel.

15.2                      Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture relating to some or all Subordinate Secured Notes, this Indenture shall be modified in accordance therewith, such Supplemental Indenture shall form a part of this Indenture for all purposes in relation to such Subordinate Secured Notes, and every Holder of such Subordinate Secured Notes shall be bound thereby.  Any Supplemental Indenture providing for the issue of Subordinate Secured Notes may contain terms which add to, modify or negate any of the terms contained in this Indenture in relation to the Subordinate Secured Notes to be so issued, and to the extent that there is any difference between the terms of this Indenture and the terms contained in a Supplemental Indenture, the terms contained in the Supplemental Indenture shall be applicable to the Subordinate Secured Notes unless otherwise indicated in such Supplemental Indenture; provided that no provision in a Supplemental Indenture shall adversely affect the rights of holders of Subordinate Secured Notes.

15.3                      Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Indenture or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in acting and relying upon, an opinion of Corporation Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 16      EVIDENCE OF RIGHTS OF NOTEHOLDERS

16.1                      Evidence of Rights of Noteholders

Any instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Noteholders in person or by attorney duly appointed in writing.

The Trustee may, nevertheless, in its discretion, require further proof when it deems further proof desirable or may accept such other proof as it shall consider proper.

The ownership of Subordinate Secured Notes shall be proved by the Register as herein provided.

SECTION 17      EXECUTION AND FORMAL DATE

17.1                      Counterpart Execution

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

17.2                      Formal Date

For the purpose of convenience, this Indenture may be referred to as bearing the formal date of July 27, 2011, irrespective of the actual date of execution hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper signatories in that behalf.

GRYPHON GOLD CORPORATION

By:
Authorized Signing Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

By:

SCHEDULE 1

FORM OF DEFINITIVE SUBORDINATE SECURED NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY, THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE CLOSING DATE].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

No. ●

GRYPHON GOLD CORPORATION
(Incorporated under the laws of Nevada)
10% Subordinate Secured Note due July 28, 2012

Principal Amount	CAD$1,000 (or an integral multiple thereof)
Interest Rate Per Annum	10% payable quarterly in arrears in equal instalments on
Interest Payment Dates	March 31, June 30, September 30 and December 31 in each year
Initial Interest Payment Date	September 30, 2011

GRYPHON GOLD CORPORATION (the “Corporation”) for value received hereby promises to pay to ______________, the registered holder hereof (the “Holder”), on July 28, 2012 (the “Stated Maturity”), or on such earlier date as the Principal Amount (or a portion thereof) may become due and payable in accordance with the provisions of the Note Indenture (as defined below), on presentation and surrender of this 10% Subordinate Secured Note due July 28, 2012 (the “Subordinate Secured Note”), the Principal Amount in lawful money of Canada at the office of the Trustee (as defined below) at 510 Burrard Street, 3rd Floor, Vancouver, B.C., V6C 3B9, and to accrue interest from the date hereof (the “Issue Date”) and pay interest on the Principal Amount at the Interest Rate Per Annum, at the address of the Holder appearing on the register of the Subordinate Secured Notes maintained by or at the direction of the Trustee (the “Register”), in like money semi-annually in arrears in equal instalments on the Interest Payment Dates in each year, the first such payment to be payable on the Initial Interest Payment Date, and if the Corporation at any time defaults in the payment of any principal or interest, to pay interest on the amount in default at the rate set out in the Note Indenture from and after the date of the Event of Default, in like money on demand at the address of the Holder hereof appearing on the Register.  The Corporation will forward or cause to be forwarded by same day delivery at least two Business Days prior to each Interest Payment Date to the address of the Holder appearing on the Register a cheque for interest due and payable to such Holder on such Interest Payment Date, less any taxes required by law to be deducted or withheld, made payable to the order of such Holder; provided, however that in case of payment of interest at maturity or redemption or as otherwise provided in the Note Indenture, the time for payment of interest, less any such taxes, may at the option of the Corporation be determined based on the time that the certificate representing this Subordinate Secured Note is presented and surrendered to the Trustee.  The forwarding of such cheque will satisfy and discharge the liability for interest upon such Subordinate Secured Note to the extent of the sum represented thereby (plus the amount of any taxes deducted or withheld as aforesaid) unless such cheque is not paid on presentation.

This Subordinate Secured Note is one of an authorized issue of Subordinate Secured Notes designated as 10% Subordinate Secured Notes due July 28, 2012 and issued pursuant to a note indenture (the “Note Indenture”) made as of July 27, 2011, between COMPUTERSHARE TRUST COMPANY OF CANADA (the “Trustee”), as Trustee, and the Corporation.  The Note Indenture specifies the terms and conditions upon which the Subordinate Secured Notes are created and issued or may be created, issued and held and the rights of the registered holders of the Subordinate Secured Notes, the Corporation and the Trustee, all of which terms and conditions including those provisions related to the first ranking lien in the Secured Assets are incorporated by reference in this Subordinate Secured Note and to each of which the Holder, by acceptance hereof, agrees.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Indenture. To the extent there is any discrepancy between this Subordinate Secured Note and the Note Indenture, the terms of the Note Indenture shall prevail.

The aggregate principal amount of Subordinate Secured Notes that may be created and issued under the Note Indenture is CAD$3,000,000.  Subordinate Secured Notes are issuable in denominations of CAD$1,000 and integral multiples thereof.

If a Change of Control occurs, the Corporation may redeem the Subordinate Secured Notes in whole for cash on giving notice to the holders of the Subordinate Secured Notes, at a redemption price which is equal to the principal amount of each Subordinate Secured Note plus accrued and unpaid interest to but excluding the date fixed for redemption.  In the event that the Corporation is required to redeem the Subordinate Secured Notes further to a Change of Control, it shall redeem, and the Noteholders shall offer to sell, all of the issued and outstanding Subordinate Secured Notes in accordance with the procedure set out in section 6 of the Note Indenture mutatis mutandis.

If a Qualifying Change of Control occurs and the Holders of Subordinate Secured Notes have passed an Extraordinary Resolution to require the Corporation to redeem the Subordinate Secured Notes, the Corporation shall make an offer to redeem the Subordinate Secured Notes for cash at a price equal to the principal amount of the Subordinate Secured Notes plus accrued and unpaid interest to but excluding the Change of Control Purchase Date in accordance with the procedures set out in Section 6 of the Note Indenture.

At any time when the Corporation is not in default under the Note Indenture, the Corporation may, subject to the terms and conditions set forth in the Note Indenture, purchase Subordinate Secured Notes in the open market, by tender or by private contract, at any price. Subordinate Secured Notes purchased by the Corporation shall be cancelled and not reissued.

The Principal Amount may become or be declared due before the Stated Maturity on the conditions, in the manner, with the effect and at the times set forth in the Note Indenture.

The Note Indenture contains provisions for the holding of meetings of registered holders of Subordinate Secured Notes issued by the Corporation pursuant to the Note Indenture and the making of resolutions at such meetings and the creation of instruments in writing signed by the registered holders of a specified majority of Subordinate Secured Notes issued and outstanding pursuant to the Note Indenture.  Such resolutions and instruments will be binding on and may affect the rights and entitlements of all holders of Subordinate Secured Notes issued by the Corporation pursuant to the Note Indenture, subject to the provisions of the Note Indenture.

This Subordinate Secured Note (as defined in the Note Indenture) may be transferred only upon compliance with the conditions prescribed in the Note Indenture relating to the transfer of a Subordinate Secured Note.  Further this Subordinate Secured Note may be transferred only upon compliance with such reasonable requirements as the Trustee or other Registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other Registrar.

This Subordinate Secured Note shall not become obligatory for any purpose until it shall have been certified by the manual signature of the Trustee in accordance with the Note Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF GRYPHON GOLD CORPORATION has caused this Subordinate Secured Note to be signed by its duly authorized officer as of the 27 day of July, 2011.
GRYPHON GOLD CORPORATION

By:
Authorized Signing Officer

By:
Authorized Signing Officer

(FORM OF TRUSTEE’S CERTIFICATE)

TRUSTEE’S CERTIFICATE

This Subordinate Secured Note is one of the Subordinate Secured Notes referred to in the Note Indenture referred to above.

Dated as of the 27 day of July, 2011.

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

ASSIGNMENT/TRANSFER FORM

TO:	GRYPHON GOLD CORPORATION
c/o [COMPUTERSHARE TRUST COMPANY]
510 Burrard Street, 3rd Floor,
Vancouver, British Columbia V6C 3B9

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

Name

Address

Social Insurance Number, Social Security Number or Tax Identification Number

CAD$____________ of the principal amount of Subordinate Secured Note registered in the name of the undersigned represented by the within certificate (which amount must be CAD$1,000 or an integral multiple thereof) and do hereby irrevocably constitute and appoint ___________ attorney to transfer the said Subordinate Secured Note on the books of the Corporation with full power of substitution in the premises.

The undersigned understands that, as a condition to any transfer of a Subordinate Secured Note, the Company or Trustee may request a legal opinion, in form and substance reasonably satisfactory to the Company, Trustee, and their respective legal counsel, stating that such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended.

DATED the ______ day of ________, 20___.

Signature of Transferor:
____________________________
(Signature of Transferor)

Guaranteed by:
____________________________
Authorized Signature Number

NOTICE:
The signature to this transfer must correspond in every particular with the name as shown on the face of this certificate and the endorsement must be signature guaranteed, in either case, by a Canadian Schedule I Chartered Bank, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program or from a similar entity in the United States. The stamp affixed thereon by the guarantor must bear the actual words “signature guarantee”, OR “signature medallion guarantee” or in accordance with industry standards.

SCHEDULE “A”

SECURITY AND PLEDGE AGREEMENT